UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
______________
Filed by the Registrant ☒      Filed by a Party other than the Registrant  ☐
Check the appropriate box:
 ☐   Preliminary Proxy Statement
 ☐   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
 ☒   Definitive Proxy Statement
 ☐   Definitive Additional Materials
 ☐   Soliciting Material Pursuant to §240.14a-12
THRYV HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒   No fee required.
 ☐   Fee paid previously with preliminary materials.
 ☐   Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Dear Stockholders
You are cordially invited to attend the 2026 Annual Meeting of Stockholders of Thryv Holdings, Inc., which will be held virtually at https://www.virtualshareholdermeeting.com/THRY2026 on June 11, 2026 at 10 a.m. Central Time. The Annual Meeting will be held in a virtual meeting format only and you will not be able to attend in person. Instructions for accessing the virtual meeting platform online are included in the proxy statement for this meeting.
The matters expected to be acted upon at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement. The Annual Meeting materials include the notice, proxy statement, our annual report, and proxy card.
Your vote is important. Whether or not you plan to attend the Annual Meeting virtually, please cast your vote as soon as possible by Internet, telephone or, if you received a paper proxy card and voting instructions by mail, by completing and returning the enclosed proxy card in the postage-prepaid envelope to ensure that your shares will be represented. Your vote by written proxy will ensure your representation at the Annual Meeting regardless of whether you attend virtually. Returning the proxy does not affect your right to attend the Annual Meeting virtually or to vote your shares virtually during the Annual Meeting.
Sincerely,

Lesley Bolger
Chief Legal Officer & Human Resources and Executive Vice President, Chief Compliance Officer and Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 11, 2026. The Proxy Statement and Annual Report are Available at https://www.virtualshareholdermeeting.com/THRY2026.

1301 Municipal Way, Suite 220, Grapevine, Texas 76051

To Our Stockholders

Notice of Annual Meeting of Stockholders Date: June 11, 2026 Time: 10 a.m. Central Time Place: Virtual Internet
Our 2026 Annual Meeting of Stockholders (the “Annual Meeting”) will be a virtual stockholder meeting, conducted via live audio webcast, a format designed to increase stockholder access, reduce the environmental impact of a physical meeting and save Thryv and our stockholders time and money. In addition to online attendance, this format provides stockholders with the opportunity to hear all portions of the official meeting and vote online during the open poll section of the meeting. You are invited to attend the live webcast of our meeting, vote your shares at www.virtualshareholdermeeting.com/THRY2026. To join the meeting, you will need the 16-digit control number that is printed on your Notice Regarding the Availability of Proxy Materials (“Notice”). When accessing our Annual Meeting, please allow ample time for online check-in, which will begin at 9:45 a.m., Central Time, on June 11, 2026. If a bank, brokerage firm, or other nominee holds your shares, you should contact that organization for additional information.

Items of Business:

Elect two Class III directors of Thryv Holdings, Inc., each to serve a three-year term expiring at the 2029 annual meeting of stockholders and until such director’s successor is duly elected and qualified.

YOUR VOTE IS IMPORTANT

Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

Whether or not you plan to attend the virtual annual meeting, we encourage you to vote and submit your proxy through the Internet or by telephone or request and submit your proxy card as soon as possible, so that your shares may be represented at the meeting.

Approve, on a non-binding advisory basis, the compensation of our named executive officers.

Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Record Date:
Only stockholders of record at the close of business on April 13, 2026 (the “Record Date”) are entitled to notice of, and to attend and vote at, the Annual Meeting and any adjournments or postponements thereof.
Proxy Voting:
On or about April 30, 2026, we will mail to stockholders of record as of the Record Date (other than those who previously requested electronic or paper delivery on an ongoing basis) a Notice with instructions for accessing our proxy materials and voting instructions over the Internet, by telephone, or by mail. We expect that our proxy statement and other proxy materials will be available to stockholders on this same date. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

This Notice of the Annual Meeting, proxy statement, and form of proxy are being first distributed and made available to stockholders on or about April 30, 2026. By Order of the Board of Directors,
Lesley Bolger
Chief Legal Officer & Human Resources and Executive Vice President, Chief Compliance Officer and Secretary

April 30, 2026

Proxy Statement for the 2026 Annual Meeting of Stockholders
Information About Solicitation and Voting
The accompanying proxy is solicited on behalf of the Board of Directors of Thryv Holdings, Inc. for use at our 2026 Annual Meeting of Stockholders, or Annual Meeting, to be held virtually at www.virtualshareholdermeeting.com/THRY2026 on June 11, 2026 at 10 a.m. Central Time, and any adjournment or postponement thereof. The Notice of Internet Availability of Proxy Materials and this proxy statement for the Annual Meeting, or Proxy Statement, and the accompanying form of proxy were first distributed and made available on the Internet to stockholders on or about April 30, 2026. An annual report for the fiscal year ended December 31, 2025 is available with this Proxy Statement by following the instructions in the Notice of Internet Availability of Proxy Materials. In this Proxy Statement, we refer to Thryv Holdings, Inc. as “Thryv,” “Company,” “we,” or “us.” References to our website in this Proxy Statement are not intended to function as hyperlinks and the information contained on our website is not intended to be incorporated into this Proxy Statement.
Internet Availability of Proxy Materials
In accordance with U.S. Securities and Exchange Commission, or SEC, rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and annual report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We believe this rule makes the proxy distribution process more efficient, less costly, and helps in conserving natural resources.
General Information About the Meeting
Purpose of the Annual Meeting
You are receiving this Proxy Statement because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting with respect to the proposals described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you pursuant to the rules and regulations of the SEC and is designed to assist you in voting your shares.
Attending the Annual Meeting
We believe hosting the Annual Meeting virtually expands access and enables improved communications by allowing stockholders to participate from any location. Digital transformation of experiences such as the Annual Meeting allows stockholders to gather safely and conveniently, without the need for travel. We have designed our virtual format to expand, rather than reduce, stockholder access, participation and communication. Stockholders will be able to attend the Annual Meeting, vote and submit questions online from virtually any location around the world.
We do not place restrictions on the type or form of questions that you may ask; however, we ask that you be respectful, and we reserve the right to edit profanity or other inappropriate language for publication. We will collect questions as they come in and those asked in advance and answer each question received on the Investors section of our website, which can be found at https://investor.thryv.com/investors/default.aspx, following the Annual Meeting. A replay of the Annual Meeting will be publicly available 24 hours after the Annual Meeting at https://www.virtualshareholdermeeting.com/THRY2026. Substantially similar questions may be grouped together with a single response to avoid repetition.
Our virtual Annual Meeting website contains instructions for addressing technical and logistical issues related to accessing the virtual Annual Meeting and accessing technical support to assist a stockholder who encounters any difficulties accessing the virtual Annual Meeting.
Record Date; Quorum
Only holders of record of our common stock at the close of business on April 13, 2026, or the Record Date, will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, we had 44,349,786 shares of common stock outstanding and entitled to vote. For ten days prior to the Annual Meeting, a complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose relating to the Annual Meeting during ordinary business hours at our headquarters, at 1301 Municipal Way, Suite 220, Grapevine, Texas 76051. If our headquarters are closed during the ten days prior to the Annual Meeting, a stockholder may send a written request to our

Thryv Holdings, Inc.	1	2026 Proxy Statement

Chief Legal Officer & Human Resources and Executive Vice President, Chief Compliance Officer and Secretary at 1301 Municipal Way, Suite 220, Grapevine, Texas 76051, and we will arrange a way for the stockholder to inspect the list.
The holders of a majority of the voting power of the shares of our common stock entitled to vote at the Annual Meeting as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote in person at the Annual Meeting or if you have properly submitted a proxy.
Voting Rights; Required Vote
In deciding all matters at the Annual Meeting, as of the close of business on the Record Date, each share of common stock represents one vote. We do not have cumulative voting rights for the election of directors. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.
Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare, Inc., then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by telephone, through the Internet or, if you request or receive paper proxy materials, by filling out and returning the proxy card.
Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If, on the Record Date, your shares were held in an account with a brokerage firm, bank, or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting, unless you request and obtain a valid proxy from the organization that holds your shares, giving you the right to vote the shares at the Annual Meeting.
Each director will be elected by a plurality of the votes cast, which means that the two individuals nominated for election to our Board of Directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may vote “FOR ALL”, “WITHHOLD ALL”, or vote “FOR ALL EXCEPT” one or more of the nominees you specify. Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 will be by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter. The compensation of our named executive officers will be approved by a non-binding advisory vote by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter.
Recommendations of Our Board of Directors on Each of the Proposals Scheduled to be Voted on at the Annual Meeting

Proposal		Board Recommendation

	The election of two Class III directors named in this Proxy Statement	For All Nominees

	The ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026	For

	Non-binding advisory vote on the compensation of our named executive officers	For

Abstentions; Broker Non-Votes
Abstentions occur when shares present at the Annual Meeting are marked “Abstain.” Under Delaware law, abstentions are counted as present and entitled to vote for purposes of determining whether a quorum is present. Abstentions are considered shares present and entitled to vote on Proposal No. 2 and Proposal No. 3, and, thus, will have the same effect as a vote “Against” Proposal No. 2 and Proposal No. 3. At the Annual Meeting, withhold votes will have no effect on Proposal No. 1.
Broker non-votes occur when shares held by a broker for a beneficial owner are not voted because the broker did not receive voting instructions from the beneficial owner and lacked discretionary authority to vote the shares. Under Delaware

Thryv Holdings, Inc.	2	2026 Proxy Statement

law, broker non-votes are counted as present and entitled to vote for purposes of determining whether a quorum is present. However, brokers have limited discretionary authority to vote shares that are beneficially owned. While a broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters. At our Annual Meeting, only Proposal No. 2 is considered a routine matter and brokers have discretionary authority to vote shares that are beneficially owned on Proposal No. 2. If a broker chooses not to vote shares for or against Proposal No. 2, it would have the same effect as a vote “Against” Proposal No. 2. The other proposals presented at the Annual Meeting are non-routine matters and therefore broker non-votes are not deemed to be shares entitled to vote on and will have no effect on Proposal No. 1 and Proposal No. 3.
Voting Instructions; Voting of Proxies

Vote by Internet at the Annual Meeting
You may vote via the virtual meeting website—any stockholder can attend the Annual Meeting by visiting https://www.virtualshareholdermeeting.com/THRY2026, where stockholders may vote during the meeting. The meeting starts at 10 a.m. Central Time. Please have your 16-Digit Control Number to join the Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com.

Vote by Telephone or Internet You may vote by telephone or through the Internet—in order to do so, please follow the instructions shown on your proxy card.

Vote by Mail
You may vote by mail—if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign, and date the enclosed proxy card and promptly return it in the envelope provided or, if the envelope is missing, please mail your completed proxy card to Vote Processing, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717. Your completed, signed, and dated proxy card must be received prior to the Annual Meeting.

Votes submitted by telephone or through the Internet must be received by 11:59 p.m. Eastern Time on June 10, 2026. Submitting your proxy, whether by telephone, through the Internet or, if you request or receive a paper proxy card, by mail will not affect your right to vote at the Annual Meeting should you decide to attend the Annual Meeting virtually. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct your nominee on how to vote your shares. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.
All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board of Directors stated above. If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above). Broker non-votes will be counted for the purpose of establishing a quorum for the Annual Meeting.
If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each proxy card and vote each proxy card by telephone, through the Internet, or by mail. If you requested or received paper proxy materials and you intend to vote by mail, please complete, sign, and return each proxy card you received to ensure that all of your shares are voted.
We recommend that you vote your shares in advance of the meeting as instructed above, even if you plan to attend the Annual Meeting virtually.
Revocability of Proxies
A stockholder of record who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:
•delivering to our Chief Legal Officer & Human Resources and Executive Vice President, Chief Compliance Officer and Secretary by mail a written notice stating that the proxy is revoked;
•signing and delivering a proxy bearing a later date;
•voting again by telephone or through the Internet; or
•attending virtually and voting during the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

Thryv Holdings, Inc.	3	2026 Proxy Statement

Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.
Expenses of Soliciting Proxies
We will pay the expenses of soliciting proxies, including preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any other information furnished to stockholders. Following the original mailing of the soliciting materials, we and our agents, including directors, officers, and other employees, without additional compensation, may solicit proxies by mail, email, telephone, facsimile, by other similar means, or in person. Following the original mailing of the soliciting materials, we will request brokers, custodians, nominees, and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials or vote through the Internet, you are responsible for any Internet access charges you may incur.
Voting Results
Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the Annual Meeting.

Thryv Holdings, Inc.	4	2026 Proxy Statement

Corporate Governance
We are committed to good corporate governance practices. These practices provide an important framework within which our Board of Directors and management pursue our strategic objectives for the benefit of our stockholders.
Independence of Directors
The listing rules of the Nasdaq Stock Market LLC, or Nasdaq, generally require that a majority of the members of a listed company’s Board of Directors be independent. In addition, the listing rules generally require that, subject to specified exceptions, each member of our Audit, Compensation, and Nominating and Corporate Governance Committees be independent.
Our Board of Directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment, and affiliations, our Board of Directors has determined that Amer Akhtar, Bonnie Kintzer, Ryan O’Hara, Lou Orfanos, John Slater, and Lauren Vaccarello do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing standards of Nasdaq. In making these determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence.
Board Leadership Structure
The Board of Directors is committed to promoting effective, independent governance of the Company. The Board of Directors believes it is in the best interests of the stockholders and the Company for the Board of Directors to have the flexibility to select the best director to serve as Chairman at any given time, regardless of whether that director is an independent director or the Chief Executive Officer.
Since December 2021, Mr. Walsh has served as our Chairman in addition to serving as our Chief Executive Officer, and Mr. Slater has served as Lead Independent Director.
The Board of Directors believes that this structure is effective and best for the Company at this point in time for several reasons. Mr. Walsh has been our Chief Executive Officer and a director since October 2014. Mr. Walsh also holds a significant number of shares of our common stock. The Board of Directors believes that as a long-term executive officer, director and significant stockholder, Mr. Walsh is well qualified to serve as our Chairman and Chief Executive Officer, and his interests are aligned with those of our stockholders. Furthermore, Mr. Walsh has extensive experience and knowledge of the Company and in the areas of SaaS software and small and medium-sized businesses. Mr. Walsh is the person with primary responsibility for the execution of our strategies and the oversight of our day-to-day operations. Because our performance is one of the most important topics at meetings of the Board of Directors, Mr. Walsh is well-suited to chair these discussions. This allows him to highlight important issues without unnecessary procedural delay. It also allows him to provide the proper context and background, including access to members of management and Company and industry reports, for each issue considered by the Board of Directors. Mr. Walsh’s extensive knowledge of the Company and his management of day-to-day operations also helps ensure effective risk oversight for the Company. Mr. Walsh adheres to an “open door” policy in his communications with members of the Board of Directors and talks frequently with Board members. Furthermore, Board members are encouraged to freely communicate with any member of management at any time. The Board of Directors also believes it is beneficial, in terms of its relationship with employees, stockholders, customers, business partners and others, to provide a single voice for the Company through Mr. Walsh. Having one person serve as both our Chairman and Chief Executive Officer demonstrates for our employees, stockholders, customers, business partners and others that the Company is under strong leadership, with a single person setting the tone and having primary responsibility for managing our operations. Having a single leader for both the Company and the Board of Directors eliminates the potential for confusion or duplication of efforts and provides clear leadership for our Company. In addition, in Mr. Walsh, the Board of Directors has found an effective leader who can facilitate open and productive discussions, effectively utilize each individual director’s unique perspective and expertise, lead the Board of Directors in innovative and creative problem solving, and, by virtue of his personal investment in the Company, represent the interests of our stockholders as a whole.
To help ensure the independence of the Board of Directors, our Lead Independent Director has assumed certain responsibilities pertaining to the operation of the Board of Directors. The Lead Independent Director presides over all executive sessions of the non-management directors and other meetings of the Board of Directors in the absence of the Chairman, serves as the principal liaison to the non-management directors, and consults with the Chief Executive Officer regarding information to be sent to the Board of Directors, meeting agendas, and meeting schedules. In order to give a significant voice to our non-management directors, our non-management directors will meet regularly in executive session in 2026.

Thryv Holdings, Inc.	5	2026 Proxy Statement

Committees of Our Board of Directors
Our Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The composition and responsibilities of each committee are described below.

				Committees

Name	Age	Director Since	Independent	Audit	Compensation	Nominating and Corporate Governance

Joseph A. Walsh Chairman and CEO	63	2014

Amer Akhtar « Director	56	2020		●		●

Bonnie Kintzer Director	64	2020			●

Ryan O’Hara Director	57	2020				●

Lou Orfanos Director	44	2025				●

John Slater « Lead Independent Director	53	2016		●	●

Lauren Vaccarello Director	42	2020		●	●

● = Chairperson	● = Member	« = Financial Expert
Each of these committees has a written charter approved by our Board of Directors. Copies of the charters for each committee are available, without charge, upon request in writing to Thryv Holdings, Inc., 1301 Municipal Way, Suite 220, Grapevine, Texas 76051, Attn: Chief Legal Officer & Human Resources and Executive Vice President, Chief Compliance Officer and Secretary, or in the “Investor Relations” section of our website, which is located at https://investor.thryv.com. Directors serve on these committees until their resignations or until otherwise determined by our Board of Directors.
Audit Committee
The primary purpose of our Audit Committee is to assist with the Board’s oversight of:
•audits of our financial statements;
•the integrity of our financial statements;
•our process relating to risk management and the conduct and systems of internal control over financial reporting and disclosure controls and procedures;
•review of artificial intelligence risk;
•the qualifications, engagement, compensation, independence, and performance of our independent auditor; and
•the performance of our internal audit function.

Our Audit Committee consists of Mr. Akhtar, Mr. Slater and Ms. Vaccarello, with Mr. Slater serving as chair of the Audit Committee. Each of Mr. Akhtar and Mr. Slater qualifies as an “Audit Committee financial expert” as such term has been defined by the SEC in Item 407(d) of Regulation S-K. Our Board of Directors has affirmatively determined that Mr. Akhtar, Mr. Slater and Ms. Vaccarello meet the definition of an “independent director” for the purposes of serving on the Audit Committee under applicable Nasdaq rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Audit Committee is governed by a charter that complies with the Nasdaq listing rules. The Audit Committee met four times in 2025.

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Compensation Committee
The primary purpose of our Compensation Committee is to assist the Board of Directors in overseeing our management compensation policies and practices, including but not limited to:
•implement and administer all aspects of the Company’s compensation and benefits programs, including determining and approving the compensation of our executive officers and non-management directors; and
•producing an annual report regarding the Compensation Discussion and Analysis included in the Company’s proxy statement and annual report on Form 10-K.
Our Compensation Committee consists of Ms. Kintzer, Mr. Slater and Ms. Vaccarello, with Ms. Kintzer serving as chair of the Compensation Committee. Each member of the Compensation Committee qualifies as an independent director under the Nasdaq listing rules. Our Compensation Committee is governed by a charter that complies with the rules of Nasdaq. The Compensation Committee met six times in 2025.
Nominating and Corporate Governance Committee
The primary purposes of our Nominating and Corporate Governance Committee are:
•making recommendations to the Board of Directors regarding nomination of individuals as members of the Board of Directors and its committees;
•assisting the Board of Directors with identifying individuals qualified to become Board of Directors members; and
•determining corporate governance practices and related matters, including review of artificial intelligence risk.
Our Nominating and Corporate Governance Committee consists of Mr. Akhtar, Mr. O’Hara and Mr. Orfanos, with Mr. O’Hara serving as chair of the Nominating and Corporate Governance Committee. Each member of the Nominating and Corporate Governance Committee qualifies as an independent director under the Nasdaq listing rules. The Nominating and Corporate Governance Committee is governed by a charter that complies with the rules of Nasdaq. The Nominating and Corporate Governance Committee met three times in 2025.
Our Board of Directors’ Role in Risk Oversight
Our Board of Directors has primary responsibility for the oversight of our risk management and, either as a whole or through the Audit Committee, discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. This risk oversight process includes the Audit Committee of the Board of Directors (i) identifying major risk areas and (ii) presenting such exposure to the Board of Directors to assess our risk identification, risk management and mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, cybersecurity, artificial intelligence, strategic, and reputational risk.
At each regular meeting of the Audit Committee of our Board of Directors, of which there were four in 2025, our management provides reports relating to existing and emerging risks at our Company, including, as appropriate, risk assessments, cyber and data security risks, privacy updates and any security incidents. The Company’s internal Governance, Risk, Ethics and Compliance Committee also meets quarterly to discuss cyber and data security risks.
Board and Committee Meetings and Attendance
Our Board of Directors and its committees meet regularly throughout the year, and also hold special meetings and act by written consent from time to time. During fiscal year 2025, our Board of Directors met six times, the Audit Committee met four times, the Compensation Committee met six times and the Nominating and Corporate Governance Committee met three times. During fiscal 2025, each member of our Board of Directors attended at least 75% of the aggregate of all meetings of our Board of Directors and of all meetings of committees of our Board of Directors on which such member served that were held during the period in which such director served.
Board Attendance at Annual Stockholders’ Meeting
Our policy is to invite and encourage each member of our Board of Directors to be present at our annual meeting of stockholders. All directors besides Lauren Vaccarello attended the 2025 Annual Meeting.

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Communication With Directors
Stockholders and interested parties who wish to communicate with our Board of Directors, non-management members of our Board of Directors as a group, a committee of our Board of Directors, or a specific member of our Board of Directors (including our Chairperson or Lead Independent Director) may do so in writing addressed to the attention of our Chief Legal Officer & Human Resources and Executive Vice President, Chief Compliance Officer and Secretary.
All communications are reviewed by the Chief Legal Officer & Human Resources and Executive Vice President, Chief Compliance Officer and Secretary and provided to the members of our Board of Directors as appropriate. Unsolicited items, sales materials, abusive, threatening, or otherwise inappropriate materials, and items unrelated to the duties and responsibilities of our Board of Directors will not be provided to directors.
The address for these communications is:
Thryv Holdings, Inc.
1301 Municipal Way,
Suite 220
Grapevine, Texas 76051
Attn: Chief Legal Officer & Human Resources and Executive Vice President, Chief Compliance Officer and Secretary
Code of Ethics and Business Conduct
We have adopted a Code of Ethics and Business Conduct that applies to all our employees and the members of our Board of Directors. Our Code of Ethics and Business Conduct is posted on the “Investors” section of our website, which is located at https://investor.thryv.com under “Governance Documents” in the “Governance” section of our website. We intend to satisfy the disclosure requirements regarding amendment to, or waiver from, a provision of our Code of Ethics and Business Conduct by posting such information on our website at the address and location specified above.
Corporate Social Responsibility
Thryv's culture is grounded in our core values:
•Client Devoted
•DONE3 (Make a Clear Commitment, Deliver on Your Commitment, and Follow-Up to Ensure Satisfaction)
•Act Like You Own the Place
•Invest in Our People
•Under Promise, Over Deliver
•Making Money Is a Byproduct of Helping People
•Think Long-Term; Act with Passion and Integrity
Commitment to Our People and Workplace Culture
As part of our commitment to “Invest in our People”, we support a wide range of employee-focused initiatives. We strive to maintain a work environment that reflects diversity, fairness and meritocracy. Our Diversity and Inclusion Council serves as a key forum for employees to share insights with leadership, generate ideas, and help drive actions that promote an inclusive culture across the Company. The Council also organizes events that celebrate diversity, raise awareness, and create opportunities for education, networking and mentorship throughout our global workforce.

Employee Resource Groups (“ERGs”) play an important role in strengthening our culture by fostering belonging across the organization. These employee‑led groups create spaces where individuals feel valued, respected, and empowered to bring their whole selves to work. ERGs also help develop the talent of our diverse workforce by providing opportunities for connection, leadership, and professional growth, supporting employee success.

Community Engagement, Employee Wellbeing and Recognition
We encourage employees to engage with charitable organizations and participate in our annual Day of Giving program. Each employee receives one Day of Giving per year to volunteer their time and skills to a cause of their choice, strengthening both community connections and their sense of purpose within Thryv.

Thryv Holdings, Inc.	8	2026 Proxy Statement

Thryv Australia is a proud sponsor of R U OK?, an organization dedicated to mental health support and suicide prevention. In addition, our teams in the United States, Australia and New Zealand have established a Health and Wellbeing Committee, made up of volunteers who are committed to promoting employee wellness across the organization. We also maintain Culture Teams in the United States, New Zealand, and the Dominican Republic, each focused on creating meaningful employee engagement opportunities throughout the year. These initiatives are designed to ensure our employees feel supported, connected, and part of a strong workplace culture.

Employee recognition is an essential part of how we “Invest in our People” and reinforce the values that shape our culture. Through programs such as our Accelerator Program, Culture Cash, Cheers for Peers, and our President's Award for Innovation, we highlight employees who demonstrate exceptional performance, collaboration, creativity, and commitment to our mission. These programs provide meaningful opportunities to acknowledge contributions across the organization and strengthen the connection employees feel to their work and to one another.

Employee Development and Growth
We invest in the long-term growth of our employees through a variety of training and development programs, delivered through online learning, instructor-led sessions, and on-the-job experiences.
•Emerging Leaders Program: Identifies and develops future leaders through targeted leadership and management training.
•New Manager Training Program: Supports newly promoted managers by strengthening their leadership and people management skills while helping them build a network of peers for ongoing support.
•Trailblazers Mentorship Program: This employee-led program pairs Pathfinders (mentors) with Explorers (mentees) to encourage development, networking, and cross-company collaboration. More than 200 employees worldwide participated in 2025.
•Lunch and Learn Sessions: Offered monthly to all employees, covering topics such as personal well-being, diversity and inclusion, emotional and mental health, and effective work habits. These sessions have become an important way to strengthen culture, connection, and career development, especially in a fully remote environment.
•Ready. Set. Thryv: Our new hire orientation to welcome employees into our culture, values, and ways of working from day one. It provides a clear, engaging introduction to who we are as a Company and helps new team members feel prepared, supported, and connected as they begin their journey with Thryv.
•Mindful Manager: This program equips leaders with practical tools to support their teams with clarity, empathy, and confidence. It focuses on strengthening communication, emotional awareness, and decision‑making so managers can foster a healthy and productive work environment.
.
Our Career Development and Employee Investment Program
We are committed to lifelong learning. Through a generous reimbursement program, eligible employees with at least six months of service may pursue continuing education to support their career goals while contributing to the Company's long-term success. Approved coursework may include Associate’s, Bachelor's or Master’s degree programs, as well as specialized certificates and professional certifications.
Environmental Management
The preferred source of fiber used in the pulp for directory paper comes from residual chips and other byproducts produced by the lumber industry when logs are converted into lumber. The chips become paper pulp instead of being burned or going into landfills. Not only is it beneficial to the environment but it benefits the economy of many regions that depend on the lumber industry. Our paper suppliers primarily source paper from certified sustainable forestry practices. In 2020, Thryv moved to a remote work from home environment, further decreasing our carbon footprint by reducing carbon emissions from cars and energy use in office buildings.
Thryv has moved away from placing directories on every doorstep and implemented a targeted distribution to give printed directories of business ads and listings only to the people who use the printed directories. We have also extended the life of our printed directories from 12 months to 18 or 24 months and formatted our printed directories to be smaller. As a result, Thryv, in cooperation with the various telephone companies, has dramatically reduced the number of white page residential listings books that are printed and distributed and established digital versions of its directories to further reduce the number of directories printed on paper.

Thryv Holdings, Inc.	9	2026 Proxy Statement

Nominations Process and
Director Qualifications
Nomination to the Board of Directors
Candidates for nomination to our Board of Directors are selected by our Board of Directors based on the recommendation of the Nominating and Corporate Governance Committee in accordance with the committee’s charter, our fourth amended and restated certificate of incorporation and second amended and restated bylaws, and the criteria established by the committee regarding director candidate qualifications. The Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending candidates to the entire Board of Directors for membership. In recommending candidates for nomination, the Nominating and Corporate Governance Committee considers candidates recommended by directors, officers, employees, stockholders, and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials (including diversity of skills and background), internal discussions, and interviews with selected candidates. When deemed prudent, the committee may also engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.
Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our Board of Directors is set forth below under “Additional Information—Stockholder Proposals to Be Presented at Next Annual Meeting.”
Director Qualifications
The Nominating and Corporate Governance Committee is responsible for reviewing with the Board of Directors, on an annual basis, the appropriate characteristics, skills and experience required for the Board of Directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members of the Board of Directors), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board of Directors, in approving (and, in the case of vacancies, appointing) such candidates, take into account many factors, including ability to make independent analytical inquiries, general understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment, experience in the Company’s industry and with relevant social policy concerns, understanding of the Company’s business on a technical level, other board service and educational and professional background. Each candidate nominee must also possess fundamental qualities of intelligence, honesty, good judgment, high ethics and standards of integrity, fairness and responsibility. The Board of Directors evaluates each individual in the context of the Board of Directors as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board of Directors. The Nominating and Corporate Governance Committee and the Board of Directors will take into account the nature of, and time involved in, a director’s service on other boards and/or committees in evaluating the suitability of individual director candidates and current directors when making its recommendations to the Company’s stockholders.
Our Nominating and Corporate Governance Committee may also consider such other factors as it may deem, from time to time, to be in our Company’s and stockholders’ best interests.

Thryv Holdings, Inc.	10	2026 Proxy Statement

Proposal No. 1
Election of Directors
Our Board of Directors currently consists of seven directors and is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors in Class III will stand for election at the Annual Meeting. The terms of office of directors in Class I and Class II do not expire until the annual meetings of stockholders held in 2027 and 2028, respectively. At the recommendation of our Nominating and Corporate Governance Committee, our Board of Directors proposes that each of the nominees named below be elected as a Class III director for a three-year term expiring at the 2029 annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification, or removal. Mr. Slater is a current Class III director and has been a director since 2016. Mr. Walsh is a current Class III director and has been a director since 2014. Each director will be elected by a plurality of the votes cast, which means that the two individuals nominated for election to our Board of Directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected.
Shares represented by proxies will be voted “FOR” the election of each of the two nominees named below, unless the proxy is marked to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this Proxy Statement and to serve if elected. Proxies may not be voted for by more than two directors. Stockholders may not cumulate votes for the election of directors.
Board Recommendation

Our Board of Directors Recommends a Vote FOR ALL NOMINEES in the Election of the Class III Directors

Thryv Holdings, Inc.	11	2026 Proxy Statement

Nominees to Our Board of Directors
The nominees and their ages, occupations, and length of service on our Board of Directors as of the date of this Proxy Statement are provided below.

AGE: 53 DIRECTOR SINCE: 2016
John Slater Class III Director
Mr. Slater has served as Lead Independent Director since December 2021. He is an investment leader with over 20 years of experience across private credit, special situations, and fintech-enabled lending. He most recently served as Chief Investment Officer of Hum Capital from September 2021 to December 2025, building a technology-enabled specialty finance platform from the ground up. Mr. Slater previously served on our board of directors from 2013 to 2015. Mr. Slater served as Managing Director, Head of Credit at GPI Capital L.P. from January 2020 to December 2020. From 2009 to November 2019, Mr. Slater was a partner at Paulson, focusing on investments in the media, telecom and technology sectors. Prior to Paulson, Mr. Slater served as Vice President at Lehman Brothers Holdings, Inc. in the Global Trading Strategies Group and as a senior director of finance at NextSet Software, Inc. Mr. Slater holds both his Bachelor and Master of Arts degrees from the University of Cambridge and his Master of Business Administration from INSEAD, France. We believe Mr. Slater is qualified to serve on our Board of Directors because of his extensive background in accounting, technology sector investing and operations, and capital markets, and his board level experience.

AGE: 63 DIRECTOR SINCE: 2014
Joseph A. Walsh Class III Director
Mr. Walsh has served as Chairman since December 2021, and as Chief Executive Officer and a Director since October 2014. Mr. Walsh also serves as the Chief Executive Officer and Chairman of Walsh Partners, a private company focused on investments and advisory services, since January 2012, and has served as the Chairman of Cambium Learning Group, a leading educational technology company, from June 2012 to December 2018. Mr. Walsh also previously served as President and CEO of Yellowbook, Inc. We believe Mr. Walsh is qualified to serve on our Board of Directors because he brings a wealth of leadership experience, particularly in the areas of SaaS software, small and medium-sized business (“SMB”) marketing and strategic direction, and because of the operational expertise and continuity that he brings to our Board of Directors as our Chief Executive Officer.

Thryv Holdings, Inc.	12	2026 Proxy Statement

Continuing Directors
The directors who are serving for terms that end after the Annual Meeting and their ages, occupations, and length of service on our board of directors as of the date of this Proxy Statement are provided below.

AGE: 56 DIRECTOR SINCE: 2020
Amer Akhtar Class I Director
Mr. Akhtar has served as Chief Executive Officer of iTrade Network Inc., a provider of supply chain software since August 2022. He previously served as the Chief Executive Officer of Celential.ai Inc., a venture-funded provider of AI-based recruiting solutions from January 2020 to January 2022. From April 2019 to October 2019, Mr. Akhtar served as the Chief Revenue Officer of DeepMap Inc., a high-definition mapping software provider for autonomous driving. From April 2016 to March 2019, Mr. Akhtar was the Chief Operating Officer, Head of U.S. and advisor to the CEO of XPT Inc., or XPT, a division of the electric vehicle company NIO, Inc. Prior to joining XPT, from November 2014 to April 2016, Mr. Akhtar was VP and General Manager of Yahoo Small Business, a technology business focused on e-commerce and online presence. Mr. Akhtar has also served as a board member of Zeuss Inc. from 2014 to 2019 and as an advisory board member of PayActiv Inc., a financial wellness platform, since 2014. Mr. Akhtar also spent almost a decade at Automatic Data Processing, Inc., or ADP, including from 2009 to 2013, in which he was Managing Director and Country President for ADP in Shanghai, China. Mr. Akhtar graduated from Amos Tuck School of Business at Dartmouth College. We believe that Mr. Akhtar is qualified to serve on our Board of Directors because of his technology and software expertise and his deep experience with SMBs.

AGE: 64 DIRECTOR SINCE: 2020
Bonnie Kintzer Class I Director
Ms. Kintzer served as the President and Chief Executive Officer of Trusted Media Brands, Inc., a media and direct marketing company, from April 2014 until her retirement in July 2025. Ms. Kintzer also served as a director of Trusted Media Brands, Inc. from April 2014 to July 2025. Previously, Ms. Kintzer served as Chief Executive Officer for Women’s Marketing Inc. from April 2010 to March 2014, where she also served as a director from September 2009 to December 2015. Ms. Kintzer served as Chairperson of the Reader’s Digest Foundation until March 2022, as a director of Union Savings Bank from October 2020 to March 2022, a director of SilverSPAC from September 2021 to September 2023, and currently serves as Chairperson of the 40 Million Story Campaign for United Through Reading. Ms. Kintzer served as a member of the board of directors for the Children’s Learning Center of Fairfield County from September 2017 to April 2022 and the Chair of the MPA – The Association of Magazine Media from April 2021 to June 2022. Ms. Kintzer holds a Master of Business Administration from Harvard Business School and a Bachelor of Arts degree from Clark University. We believe that Ms. Kintzer is qualified to serve on our Board of Directors due to her relevant leadership experience in the digital marketing arena, and, more specifically, with the rebranding of the Reader’s Digest Association into a digital-first company.

Thryv Holdings, Inc.	13	2026 Proxy Statement

AGE: 57 DIRECTOR SINCE: 2020
Ryan O’Hara Class II Director
Mr. O’Hara has served as the Chief Executive Officer of Likewize, a technology protection and support company since May 2025. He previously served as Chief Executive Officer of 210 Home Buyers Warranty from July 2022 to December 2024, and served as an advisor to Apollo Global Management in the technology and media sectors from January 2020 until December 2022. From June to December 2019, Mr. O’Hara served as the Chief Executive Officer of Shutterfly, Inc., where he also served as a director from June to October 2019. Previously, from January 2015 to June 2019, Mr. O’Hara served as the Chief Executive Officer of Move Inc./Realtor.com. Prior to 2015, Mr. O’Hara also served in senior management roles at the Madison Square Garden Company and Gemstar–TV Guide International, Inc., and worked at Nestlé S.A., Fox Cable Networks, British Sky Broadcasting Group, and PricewaterhouseCoopers LLP. Mr. O’Hara currently serves on the board of Offerpad and as a board observer of Inside Real Estate, and previously served on the board of TKB Critical Technologies until August 2023, the board of REA Group Limited from June 2017 to April 2019, and the advisory council for the Stanford University Center on Longevity from August 2020 through January 2024. Mr. O’Hara holds a Bachelor of Arts degree in Economics from Stanford University, a Master of Business Administration from Harvard Business School and the Director Certificate from Harvard Business School. We believe Mr. O’Hara is qualified to serve on our Board of Directors because of his significant experience with technology and recurring revenue models and his deep experience serving on the Board of Directors of both public and private companies.

AGE: 44 DIRECTOR SINCE: 2025
Lou Orfanos Class II Director
Mr. Orfanos has served as Senior Vice President/General Manager at Toast Inc. since May 2022, where he leads Toast’s core Restaurant and Commerce business. In this role, he leads strategy and execution for the company’s flagship SaaS and hardware products. From April 2018 to April 2022 Mr. Orfanos was General Manager and Vice President of Product for HubSpot, where he led and scaled the sales, service, and commerce Hub product lines that propelled the company to become the world’s leading SMB CRM. Mr. Orfanos has also served various product and commercial leadership roles, including launching and leading join.me at LogMeIn from 2010 to 2014, leading product and go-to-market at Upland Localytics from July 2014 to March 2018, and consulting in Marketing at Monitor Deloitte from November 2007 to January 2010. He is a regular guest lecturer on product management at Harvard Business School and is an active startup investor and mentor. Mr. Orfanos holds a Bachelor of Science degree from Bentley University. Mr. Orfanos currently does not serve on any other public company boards. Mr. Orfanos is qualified to serve on our Board of Directors because of his deep product experience.

AGE: 42 DIRECTOR SINCE: 2020
Lauren Vaccarello Class I Director
Ms. Vaccarello has served as Chief Marketing Officer of WEKA since September 2024. She previously served as an Executive in Residence for Scale Venture Partners from October 2023 to October 2024. She served as Chief Marketing Officer of Salesloft, the provider of a leading sales engagement platform from May 2022 to June 2023 and the Chief Marketing Officer of Talend S.A., a data integration and data integrity company, from July 2019 to October 2021. Previously, Ms. Vaccarello served as the Vice President of Customer Engagement and Vice President of Marketing at Box, Inc., a cloud content management company, from July 2015 to October 2018. From August 2014 to July 2015, Ms. Vaccarello served as the Senior Vice President of Marketing of Sysomos Inc. Ms. Vaccarello has also held executive leadership roles at the AdRoll Group and Salesforce.com, Inc. Ms. Vaccarello currently serves as a director of USA for UNFPA. Ms. Vaccarello also served as a director of SalesHood Inc. from July 2019 to August 2022. Ms. Vaccarello holds a Bachelor of Science degree in Marketing from Emerson College. We believe that Ms. Vaccarello is qualified to serve on our Board of Directors because of her expertise in digital marketing and her success in growing several SaaS companies.

Thryv Holdings, Inc.	14	2026 Proxy Statement

Non-Employee Director Compensation
Our non-employee directors receive an annual retainer for Board and committee service of $100,000, the Audit Committee chairperson receives an additional annual fee of $25,000, and the Compensation and Nominating and Corporate Governance Committee chairpersons each receive an additional annual fee of $20,000. In May 2025, the Compensation Committee determined to introduce committee member annual retainers equal to 50% of the applicable chairperson’s retainer: $12,500 per year for Audit Committee members and $10,000 per year for Compensation Committee and Nominating and Corporate Governance Committee members. The Lead Independent Director also receives an additional annual fee of $35,000. In May 2025, the Compensation Committee also determined to pay a special service fee of $10,000 to each Audit Committee member for the period of June 2025 to June 2026 in connection with their oversight of our cooperation with the previously disclosed SEC subpoena that we received in October 2024.
Annual cash retainers for Board, Lead Independent Director and committee chair service are paid on a quarterly basis in advance.
Additionally, in June 2025, each non-employee director was awarded restricted stock units (“RSUs”) having an aggregate fair market value of $145,000. These RSUs will vest in full on the one-year anniversary of the grant date.
Mr. Walsh, our Chairman and Chief Executive Officer, does not receive compensation for his services as a director. See “Compensation Tables – Summary Compensation Table” for a discussion of the compensation earned by Mr. Walsh during fiscal year 2025.

Director Compensation – Fiscal Year 2025

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Total ($)

Amer Akhtar	126,875	145,000	—	271,875

Bonnie Kintzer	120,000	145,000	—	265,000

Ryan O’Hara	120,000	145,000	—	265,000

Lou Orfanos	82,500	145,000	—	227,500

John Slater	173,750	145,000	—	318,750

Lauren Vaccarello	126,875	145,000	—	271,875

Heather Zynczak	25,000	—	257,843	282,843

1.Consists of an award of RSUs granted pursuant to the Thryv Holdings, Inc. 2020 Incentive Award Plan (the “2020 Stock Plan”) to each director on June 12, 2025. Pursuant to the 2020 Stock Plan, each outside director receives an automatic grant of RSUs on the date of the annual stockholders meeting equal to the number of shares of common stock having an aggregate fair market value of $145,000. The amounts shown were not actually paid to the directors. Rather, as required by the rules of the SEC, the amounts represent the aggregate grant date fair value of the RSUs awarded to each of them in fiscal year 2025. These values were determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). The aggregate grant date fair value of the RSUs is equal to the closing price of the common stock on the date of grant multiplied by the number of shares granted. On June 12, 2025, the date of grant for all directors, the closing price of our common stock on the Nasdaq was $13.14 per share. The amounts reported do not include any reduction in the value of the awards for the possibility of forfeiture. The awards were issued on June 12, 2025.
Our directors’ outstanding equity awards as of fiscal year-end 2025 were as follows: Mr. Akhtar – 18,399 RSUs and 55,556 options; Ms. Kintzer - 18,399 RSUs and 55,556 options; Mr. O’Hara – 18,399 RSUs and 55,556 options; Mr. Orfanos – 11,035 RSUs; Mr. Slater – 18,399 RSUs and 55,556 options; Ms. Vaccarello – 18,399 RSUs and 55,556 options; and Ms. Zynczak - 55,556 options.
2.    On October 15, 2020, options with a fixed 90-day post-termination exercise window were granted to members of the Board of Directors. On May 27, 2025, the Compensation Committee approved the modification of the post-termination expiration period for Ms. Zynczak, who completed her service to the Board and did not stand for re-election, extending the exercise window from 90 days following termination of service to the third anniversary of termination of service. At the time of modification, these awards were vested in full. This amount represents the fair market value of the modification of Ms. Zynczak’s option awards on May 27, 2025 to extend the exercise window.

Thryv Holdings, Inc.	15	2026 Proxy Statement

Proposal No. 2
Ratification of Appointment
of Independent Registered
Public Accounting Firm
Our Audit Committee has engaged Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Although we are not required to seek stockholder approval of this appointment, it has been our practice to do so.
The ratification of the selection of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2026 requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting and voting on the proposal. In the event that Grant Thornton is not ratified by our stockholders, the Audit Committee will review its future selection of Grant Thornton as our independent registered public accounting firm.
Representatives of Grant Thornton are expected to be present at the Annual Meeting, will be given an opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions.
Board Recommendation

Our Board of Directors Recommends a Vote FOR the Ratification of the Appointment of Grant Thornton LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2026

Thryv Holdings, Inc.	16	2026 Proxy Statement

Independent Registered Public Accounting Firm Fees and Services
We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our Audit Committee annually.
During the fiscal years ended December 31, 2025 and 2024, aggregate fees for services and related expenses provided by Grant Thornton LLP were as follows:

	Fiscal Year Ended December 31, 2025 ($ in thousands)	Fiscal Year Ended December 31, 2024 ($ in thousands)

Audit Fees(1)	3,464	3,443

Audit-Related Fees(2)	103	95

Tax Fees(3)	21	19

All Other Fees(4)	—	—

Total Fees	3,588	3,557

1.“Audit fees” include fees billed for professional services rendered for the integrated audit of our annual consolidated financial statements, reviews of our quarterly consolidated financial statements, consents, and services that are normally provided in connection with regulatory filings or requirements. Audit fees also include accounting consultations, research related to the integrated audit, and our statutory audit.
2.“Audit-related fees” include fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” Additionally, these fees include fees associated with our employee benefit plan audit.
3.“Tax fees” include fees billed for tax compliance, consultation and planning services.
4.“All other fees” includes fees billed for publications and online subscriptions.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm, the scope of services provided by the independent registered public accounting firm, and the fees for the services to be performed. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
All of the services relating to the fees described in the table above were approved by our Audit Committee.

Thryv Holdings, Inc.	17	2026 Proxy Statement

Report of the Audit Committee
The purpose of our Audit Committee is to assist our Board of Directors with oversight of (i) the integrity of the Company’s financial statements, (ii) compliance with legal and regulatory requirements, (iii) the Company’s independent auditor’s qualifications and independence, and (iv) the performance of the Company’s independent auditor and internal audit function. Our Audit Committee’s principal responsibility is one of oversight. Our management is responsible for determining that our financial statements are complete, accurate, and in accordance with generally accepted accounting principles and establishing satisfactory internal control over financial reporting. The independent auditor is responsible for auditing our financial statements and the effectiveness of our internal control over financial reporting. Our internal and outside counsel are responsible for assuring compliance with laws and regulations and our corporate governance policies.
In the performance of its oversight function, our Audit Committee has:
•reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2025 with management and Grant Thornton LLP;
•discussed with Grant Thornton LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and
•received the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with our Audit Committee concerning independence and has discussed with Grant Thornton LLP its independence.
Based on these reviews and discussions, we recommended to our Board of Directors the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC on February 26, 2026.
The Audit Committee
Amer Akhtar
John Slater, Chair
Lauren Vaccarello

Thryv Holdings, Inc.	18	2026 Proxy Statement

Executive Officers
The names of our executive officers, their ages as of the date of this Proxy Statement and their positions are shown below.

Name	Age	Title

Joseph A. Walsh	63	Chairman and Chief Executive Officer

Paul D. Rouse	67	Chief Financial Officer, Executive Vice President and Treasurer

Grant Freeman	47	President

John Wholey	61	Chief Operations & Customer Success Officer and Executive Vice President

Lesley Bolger	47	Chief Legal Officer & Human Resources and Executive Vice President, Chief Compliance Officer and Secretary

Our Board of Directors chooses executive officers, who then serve at the discretion of our Board of Directors. There is no family relationship between any of the directors or executive officers and any of our other directors or executive officers. The biographical information for our Chairman and Chief Executive Officer, Mr. Joseph A. Walsh, is provided above under “Nominees to Our Board of Directors”.
Paul D. Rouse
Mr. Rouse has served as our Chief Financial Officer, Executive Vice President and Treasurer since November 2014. Mr. Rouse previously served as the Chief Financial Officer for Apple and Eve, LLC from March 2012 to October 2014. Prior to joining Apple and Eve, LLC, Mr. Rouse was the Vice President of Finance, Corporate and Business Development and Treasurer of Yellowbook, Inc. Mr. Rouse graduated from Long Island University with a Bachelor of Science degree in Accounting.
Grant Freeman
Mr. Freeman has served as our President since September 1, 2023. Mr. Freeman previously served as the Chief Customer Officer of Thryv from October 2021 to August 2023 and as Vice President of Client Success for Thryv from November 2018 to September 2021. From April 2015 to October 2018, Mr. Freeman served as Assistant Vice President - Training, Recruiting & Thryv Software Sales Teams at DexYP, a digital and print marketing company. Prior to his time at DexYP, Mr. Freeman served in various senior leadership positions at Hibu and its predecessor, Yellowbook, Inc. Mr. Freeman holds a bachelor’s degree in marketing from Penn State University.
John Wholey
Mr. Wholey has served as our Chief Operations & Customer Success Officer and Executive Vice President since July 2025. Mr. Wholey previously served as our Chief Operations & Information Officer and Executive Vice President from 2018 through June 2025. From 2015 to 2018, Mr. Wholey served as our Executive Vice President of Operations. Mr. Wholey served as an advisor to the Company from November 2014 to January 2015. Mr. Wholey previously served as Vice President/Head of Contact Centers in the U.S. and U.K. for Hibu from 2012 to November 2014. and held Executive Operations roles at its predecessor, Yellowbook, Inc. from 2000 to 2012. Mr. Wholey received his bachelor’s degree in Industrial Engineering from Worcester Polytechnic Institute and his Master of Business Administration in Finance from Drexel University.
Lesley Bolger
Ms. Bolger has served as our Chief Legal Officer & Human Resources and Executive Vice President since October 2021, and our Chief Compliance Officer and Secretary since June 2019. Ms. Bolger previously served as our Vice President of Corporate Counsel since June 2020, as our Assistant Vice President of Corporate Counsel from July 2019 to June 2020, as our Assistant General Counsel from July 2017 to June 2019 and as our Senior Counsel from December 2006 to July 2017. Ms. Bolger received her Bachelor of Arts degree in Finance, her Master of Business Administration and her Juris Doctorate from Texas Tech University.

Thryv Holdings, Inc.	19	2026 Proxy Statement

Security Ownership of
Certain Beneficial Owners
and Management
The following table sets forth, as of April 13, 2026, certain information with respect to the beneficial ownership of our common stock for each of our named executive officers, each of our directors, all of our directors and executive officers as a group and each person we know to be the beneficial owner of more than 5% of our common stock.
Beneficial ownership as reported in the following table has been determined in accordance with Rule 13d-3 under the Exchange Act. Beneficial ownership information is based on the most recent Forms 3, 4 and 5 and Schedule 13D and 13G filings with the SEC and reports made directly to the Company.
For purposes of this table, a person is deemed to have “beneficial ownership” of any shares when such person has the right to acquire them within 60 days after April 13, 2026. For options, we report the shares of common stock issuable pursuant to options that are exercisable within 60 days of April 13, 2026. For RSUs, we report shares equal to the number of RSUs that will vest within 60 days of April 13, 2026. Shares of common stock issuable pursuant to options that are exercisable within 60 days of April 13, 2026 and shares of common stock subject to RSUs that will vest within 60 days of April 13, 2026 are deemed outstanding for computing the percentage of the class beneficially owned by the person holding such securities, but are not deemed outstanding for computing the percentage of the class beneficially owned by any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the following table have sole voting and dispositive power with respect to all shares of common stock shown as beneficially owned by them. The percentage of beneficial ownership for the following table is based on 44,349,786 shares of common stock outstanding as of April 13, 2026.
The business address of each beneficial owner is c/o Thryv Holdings, Inc., 1301 Municipal Way, Suite 220, Grapevine, Texas 76051, unless otherwise indicated below.

Name of Beneficial Owner	Number of Shares (#)	Shares that may be Acquired within 60 Days (#)	Number of Shares Beneficially Owned (#)	Percentage of Outstanding Shares (%)

5% Stockholders:

Paulson & Co. Inc.(1)	8,443,835	—	8,443,835	19.0

Massachusetts Financial Services Company(2)	2,822,888	—	2,822,888	6.4

BlackRock, Inc.(3)	2,756,510	—	2,756,510	6.2

Named Executive Officers and Directors:

Joseph A. Walsh(4)	2,190,391	1,057,497	3,247,888	7.2

Paul D. Rouse(5)	173,438	240,632	414,070	*

Grant Freeman(6)	98,788	75,556	174,344	*

Lesley Bolger(7)	101,883	82,181	184,064	*

John Wholey(8)	197,159	173,632	370,791	*

Thryv Holdings, Inc.	20	2026 Proxy Statement

Name of Beneficial Owner	Number of Shares (#)	Shares that may be Acquired within 60 Days (#)	Number of Shares Beneficially Owned (#)	Percentage of Outstanding Shares (%)

Amer Akhtar(9)	13,171	73,955	87,126	*

Bonnie Kintzer(10)	12,622	73,955	86,577	*

Ryan O’Hara(11)	13,221	73,955	87,176	*

Lou Orfanos(12)	5,000	11,035	16,035	*

John Slater(13)	23,471	73,955	97,426	*

Lauren Vaccarello(14)	10,971	73,955	84,926	*

Directors and Executive Officers as a Group (11 persons)	2,840,115	2,010,308	4,850,423	10.5

*Represents beneficial ownership of less than 1% of total shares of common stock outstanding.
1.The business address for Paulson & Co. Inc. (“Paulson”) is 15 Exchange Place, Jersey City, New Jersey 07302. Share ownership is based on Amendment No. 3 to Schedule 13G filed on March 3, 2026. Paulson is the investment manager of the investment funds that directly own the securities reported above. John Paulson is the controlling person of Paulson. Each of Paulson and John Paulson may be deemed to indirectly beneficially own the securities directly owned by the funds. Paulson disclaims beneficial ownership of such securities, except to the extent is has a pecuniary interest therein.
2.The business address for Massachusetts Financial Services Company is 111 Huntington Avenue, Boston, MA 02199. Share ownership is based on Amendment No. 1 to Schedule 13G filed on January 28, 2026.
3.The business address for BlackRock, Inc. (“Blackrock”) is 50 Hudson Yards, New York, NY 10001. Share ownership is based on Amendment No. 6 to Schedule 13G filed on January 8, 2026, which discloses that Blackrock has sole voting power with respect to 2,708,993 shares of common stock and sole dispositive power with respect to 2,756,510 shares of common stock.
4.Consists of 1,625,206 shares held by a trust over which Mr. Walsh has sole voting power, 565,185 shares owned directly by Mr. Walsh, 1,049,383 shares issuable pursuant to options that are exercisable within 60 days of April 13, 2026 and 8,114 shares underlying RSUs that will vest within 60 days of April 13, 2026.
5.Consists of 173,438 shares owned directly by Mr. Rouse and 240,632 shares issuable pursuant to options that are exercisable within 60 days of April 13, 2026.
6.Consists of 98,788 shares owned directly by Mr. Freeman and 75,556 shares issuable pursuant to options that are exercisable within 60 days of April 13, 2026.
7.Consists of 101,883 shares owned directly by Ms. Bolger and 82,181 shares issuable pursuant to options that are exercisable within 60 days of April 13, 2026.
8.Consists of 197,159 shares owned directly by Mr. Wholey and 173,632 shares issuable pursuant to options that are exercisable within 60 days of April 13, 2026.
9.Consists of 13,171 shares owned directly by Mr. Akhtar, 55,556 shares issuable pursuant to options that are exercisable within 60 days of April 13, 2026 and 18,399 shares underlying RSUs that will vest within 60 days of April 13, 2026.
10.Consists of 12,622 shares owned directly by Ms. Kintzer, 55,556 shares issuable pursuant to options that are exercisable within 60 days of April 13, 2026 and 18,399 shares underlying RSUs that will vest within 60 days of April 13, 2026.
11.Consists of 13,221 shares owned directly by Mr. O’Hara, 55,556 shares issuable pursuant to options that are exercisable within 60 days of April 13, 2026 and 18,399 shares underlying RSUs that will vest within 60 days of April 13, 2026.
12.Consists of 5,000 shares owned directly by Mr. Orfanos and 11,035 shares underlying RSUs that will vest within 60 days of April 13, 2026.
13.Consists of 23,471 shares owned by Mr. Slater, 55,556 shares issuable pursuant to options that are exercisable within 60 days of April 13, 2026 and 18,399 shares underlying RSUs that will vest within 60 days of April 13, 2026.
14.Consists of 10,971 shares owned by Ms. Vaccarello, 55,556 shares issuable pursuant to options that are exercisable within 60 days of April 13, 2026 and 18,399 shares underlying RSUs that will vest within 60 days of April 13, 2026.

Thryv Holdings, Inc.	21	2026 Proxy Statement

Certain Relationships and
Related Party Transactions
Set forth below is a description of certain relationships and related person transactions between us or our subsidiaries and our directors, executive officers or holders of more than 5% of our voting securities.
Term Loan Credit Agreement
On May 1, 2024, the Company entered into a Term Loan Credit Agreement (the “Term Loan”), the proceeds of which were used to refinance and pay off in full the Company’s previous term loan facility and to pay fees and expenses related to the refinancing.
The Term Loan established a senior secured term loan facility (the “Term Loan Facility”) in an aggregate principal amount equal to $350.0 million, of which 40.0% was held by Blackrock, a greater than 5% equity holder of the Company as of May 1, 2024 and December 31, 2025. As of December 31, 2025, 40.0% of the Term Loan was held by BlackRock. The Term Loan accrues interest at a rate of SOFR plus 6.75% and matures on May 1, 2029. As of March 31, 2026, there was $236.3 million outstanding under the Term Loan. In 2025, the Company paid $35.0 million of principal and $28.3 million of interest under the Term Loan.
Review, Approval or Ratification of Transactions with Related Parties
We maintain a written policy relating to the approval of related person transactions. Pursuant to our policy, a “related person transaction” is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which (i) the Company or any of its subsidiaries is or will be a participant, (ii) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, and (iii) any related person has or will have a direct or indirect interest. Our Audit Committee will review and approve or ratify all related person transactions between us and (i) our directors, director nominees or executive officers, (ii) any 5% record or beneficial owner of our voting securities, or (iii) any immediate family member of any person specified in (i) or (ii) above. The Audit Committee will review all related person transactions and, where the Audit Committee determines that such transactions are in our best interests, approve such transactions in advance of such transaction being given effect.
In the course of its review and approval or ratification of a related party transaction, the Audit Committee will, in its judgment, consider in light of the relevant facts and circumstances whether the transaction is, or is not inconsistent with, our best interests, including consideration of various factors enumerated in the policy.
Any member of the Audit Committee who is a related person with respect to a transaction under review will not be permitted to participate in the discussions or approval or ratification of the transaction. However, such member of the Audit Committee will provide all material information concerning the transaction to the Audit Committee. Our policy also includes certain exceptions for transactions that need not be reported and provides the Audit Committee with the discretion to pre-approve certain transactions.

Thryv Holdings, Inc.	22	2026 Proxy Statement

Executive Compensation
Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes the compensation program for our “named executive officers” or “NEOs”. Our named executive officers for fiscal year 2025 were:
•Joseph A. Walsh, who serves as Chairman and Chief Executive Officer;
•Paul D. Rouse, who serves as Chief Financial Officer, Executive Vice President and Treasurer;
•Grant Freeman, who serves as President;
•John Wholey, who serves as Chief Operations & Customer Success Officer and Executive Vice President;
•Lesley Bolger, who serves as Chief Legal Officer & Human Resources and Executive Vice President.
This Compensation Discussion and Analysis describes the material elements of our executive compensation program during fiscal year 2025. It also provides an overview of our executive compensation philosophy, core principles, and objectives. Finally, it analyzes how and why the Compensation Committee of our Board of Directors arrived at the specific compensation determinations for our named executive officers for fiscal year 2025, including the key factors that the Compensation Committee considered in deciding their compensation.
Compensation Philosophy and Compensation Program Objectives
Our goal for our executive compensation program is to attract, motivate, retain and reward a talented, entrepreneurial, and creative team of executives who will provide leadership for our success in dynamic and competitive markets. Our compensation philosophy is rooted in pay-for-performance and supports a balanced compensation program that rewards employees for the achievement of our financial, operational and strategic goals. We believe that the most effective program will provide a competitive base salary with annual short-term and long-term incentive payouts based on company and individual performance.
For fiscal year 2025, our executive compensation programs focused on both top-line and bottom-line performance, all while working on transforming our business and positioning the Company to be the leading provider of SaaS marketing solutions and cloud-based tools for SMBs.
For fiscal year 2025, our Compensation Committee approved a compensation design and target compensation opportunities, comprised of a mix of fixed and variable cash compensation, including base salaries, a short-term cash incentive plan, an overachievement cash incentive plan and a long-term incentive plan. Our annual incentive design included metrics tied to our financial growth. Lyons, Benenson & Company Inc. (“Lyons Benenson”), the Compensation Committee’s independent compensation consultant, provided guidance to the Compensation Committee concerning the Company’s compensation design and target opportunities for fiscal year 2025. The elements of the 2025 compensation program are described in more detail below.
Within the context of the overall objectives of our compensation programs, we typically determine the specific amounts of compensation opportunities for each of our NEOs based on a number of factors:
•the performance of our NEOs in prior years;
•the roles and responsibilities of our NEOs;
•the individual experience and skills of our NEOs;
•for each named executive officer, other than our Chief Executive Officer, the evaluations and recommendations of our Chief Executive Officer; and
•comparable target compensation opportunities and internal equity among our NEOs.

Thryv Holdings, Inc.	23	2026 Proxy Statement

What We Pay and Why: Elements of Compensation
Our executive compensation program is designed to be competitive with companies both within and outside, but related to our industry so that we can attract and retain top talent. We design our compensation plans to be transparent to our executive officers and stockholders, and to support best practice compensation and governance principles. Accordingly, we believe that each element of our executive compensation program serves each of our objectives to a greater or lesser extent.
The following table sets forth the primary elements of our executive compensation program for fiscal year 2025, including a description of how each element fits into the overall compensation of our NEOs. These compensation elements are described in more detail under “Components of Our NEO Compensation Program”:

	What it Does-How it Works	2025 Plan Metrics-Weighting

Base Salary	•Fixed annual cash amount that provides a regular source of income at competitive levels. •Influences annual incentive target value (base salary × target annual incentive %).	Not applicable.

Short-Term Incentive Plan: Cash
•Performance-based compensation element with a variable payout potential based on corporate and individual performance.
•Intended to motivate and reward executive officers for the achievement of annual (short-term) business objectives.
•Adjusted EBITDA-25% •Free Cash Flow-25% •SaaS Revenue-25% •Individual Performance-25%

Over Performance Plan: Cash
•Incremental cash incentive plan designed as an overachievement program to our Short-Term Incentive Plan. Only begins to pay once maximum goal is achieved under the Short-Term Incentive Plan.
•Performance-based compensation element with variable payout potential based on company financial performance.
•Intended to motivate and reward executive officers for the overachievement of annual business objectives.
•Adjusted EBITDA-25% •Free Cash Flow-35% •SaaS Revenue-40%

Long-Term Equity Incentive Compensation
•Equity awards consisting of time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”) awarded under the 2020 Stock Plan. The RSUs vest ratably, annually on each of the first three anniversaries of grant, and the PSUs cliff-vest at the conclusion of a three-year performance period, subject to the achievement of pre-established performance goals.
•Designed to retain executives and align their interests with those of the Company’s stockholders.
•Relative Total Shareholder Return (“rTSR”)-30% •Absolute TSR (“aTSR”)-30% •SaaS Revenue CAGR-40%

Thryv Holdings, Inc.	24	2026 Proxy Statement

Employee Stock Purchase Plan
•Employee stock purchase plan that permits all eligible employees to elect to contribute up to 15% of their eligible compensation (up to the IRS maximum) to purchase Company shares at a 15% discount off the fair market value of shares in the Company.
Not applicable.

Executive Physical	•Executive officers receive annual reimbursement for a comprehensive medical examination up to $5,300 for EVP and the actual cost of the executive physical for the Chief Executive Officer.	Not applicable.

Retirement Benefits	•A 401(k) retirement savings plan enables all full-time U.S. employees, including executive officers, to contribute a portion of their compensation with a company matching contribution.	Not applicable.

Employment and Severance Benefits
•CEO Employment Agreement provides for salary, incentive opportunities and severance benefits.
•Thryv, Inc. Severance Plan-Executive Vice Presidents and Above (“EVP Severance Plan”) provides for severance benefits equal to a multiple of salary and target short-term incentive award in the event of certain qualifying terminations of employment.
Not applicable.

Executive Compensation Process-Compensation Committee
Our Compensation Committee is responsible for reviewing and making individual compensation determinations for our Chief Executive Officer and other executive officers. Such determinations are presented to the Board of Directors for its review. Our Compensation Committee annually reviews and approves the corporate goals, objectives, and other key measures relevant to compensation of our executive officers, including our Chief Executive Officer.
Our Compensation Committee regularly reviews our cash and equity-based incentive compensation plans and either approves them or recommends amendments to them as may be appropriate or warranted from time to time. Our Compensation Committee oversees the administration of the cash and equity-based incentive compensation plans to ensure that they are supportive of and consistent with our compensation philosophy, policies, objectives, and programs with respect to plan participation, including, but not limited to, approving general size of overall awards, designating eligible participants, approving awards, appointing plan administrators and reviewing their performance, and imposing any limitations, restrictions and conditions upon awards. Our Compensation Committee also reviews our performance results in relation to any performance-based awards that may be payable under our short-term incentive and over performance cash plans, as well as our long-term incentive plan, prior to any payout to ensure that performance under the plan is sufficient to merit an award, and payments are made in accordance with the plan terms.
Our Compensation Committee works with management to make pay determinations and to ensure that our programs are competitive and meet our compensation objectives.
Our Compensation Committee is authorized to retain, in its discretion, the services of one or more executive compensation advisors to assist with the establishment and review of our compensation programs and related policies. Since October 2021, the Compensation Committee has directly engaged Lyons Benenson as its compensation consultant to assist the Compensation Committee on the full range of executive and director compensation matters that occur in the ordinary course of business. As part of this engagement, Lyons Benenson has reviewed our compensation philosophy, strategy and program and provided on-going advice and counsel to the Compensation Committee on the status of the compensation program and any opportunities for improvement that might exist therein.

Thryv Holdings, Inc.	25	2026 Proxy Statement

Compensation Peer Group for Fiscal Year 2025
Our executive compensation program is designed to reward achievement of goals and to attract, retain and motivate our leaders in a competitive talent market. The Compensation Committee examines the executive compensation of a group of peer companies (our “Compensation Peer Group”) to stay current with market pay practices and trends, and to understand the competitiveness of our total compensation and its various elements. At least annually, the Compensation Committee reviews the Compensation Peer Group to confirm that it includes companies that are comparable to Thryv on the basis of industry focus, scope of operations, size (based on revenues) and the competitive marketplace for talent. We use this data solely for informational purposes and do not target a specific percentile or make significant pay decisions based on market data alone. Although we believe this information can be helpful, we recognize that benchmarking is not always reliable and is subject to significant change from one year to the next—particularly for companies in the technology and SaaS industries. As a result, we use both Company and individual performance as primary drivers of pay levels, as opposed to market data.
The Compensation Committee, in consultation with Lyons Benenson, selected the following 17 companies as our Compensation Peer Group for fiscal year 2025. This decision was primarily based on factors such as company size, business alignment, industry relevance and competition for executive talent. Changes to the peer group for 2025 compared to 2024, determined based on revenue size and business alignment, included the removal of AppLovin Corporation, MicroStrategy Incorporated, and Stagwell Inc., as well as the addition of Blackbaud, Inc., BlackLine, Inc., EverCommerce Inc., Magnite, Inc., and Outbrain Inc. We believe our peer group composition appropriately reflects our commitment to providing competitive pay opportunities sufficient to attract and retain the talented executives needed to lead the Company.

Blackbaud, Inc.	BlackLine, Inc.	Clear Channel Outdoor Holdings, Inc.	Criteo S.A.	Digital Turbine, Inc.

EverCommerce Inc.	Five9, Inc.	HubSpot, Inc.	Magnite, Inc.	Outbrain Inc.

Paycom Software, Inc.	Paylocity Holding Corporation	Pegasystems Inc.	Perion Network Ltd.	Verint Systems Inc.

Workiva Inc.	Yelp Inc.

Stockholder Advisory Vote Results
Following our 2025 Annual Meeting of Stockholders, our Compensation Committee considered the advisory vote of our stockholders on executive compensation when reviewing compensation decisions and policies. Approximately 98.5% of the votes cast were in favor of our executive compensation programs. The Compensation Committee believes this affirms stockholders’ support of our approach to executive compensation. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the NEOs.
Components of Our NEO Compensation Program
We believe that a substantial portion of our executive compensation should be based on Company performance. We also believe it is essential for our executives to have a meaningful equity stake linked to our long-term performance; therefore, we created compensation opportunities that aimed to foster this culture. As such, other than base salary, compensation of our NEOs has largely been comprised of short-term incentive opportunities linked to our financial performance and individual contributions and long-term equity incentive compensation. Other factors considered in evaluating executive compensation include internal pay equity, external market and competitive information, assessment of individual performance, level of responsibility, and the overall expense of the program.

Thryv Holdings, Inc.	26	2026 Proxy Statement

Base Salary
Base salary represents the fixed component of our executive officers’ compensation. As mentioned above, our Compensation Committee is responsible for reviewing and making individual executive officers’ compensation determinations. In consultation with our management, our Compensation Committee evaluates the performance of executive officers in light of agreed upon measures and determines and approves, or recommends to our Board of Directors for approval, executive officers’ compensation, including annual base salary levels, but does not automatically increase these levels each year. We believe that base salary increases at the executive officer level are generally warranted when (i) the employee has had a significant increase in job responsibilities, (ii) the employee’s base salary is not viewed as externally competitive or internally equitable or (iii) individual performance and career growth support an increase to base salary.
Effective March 23, 2025, Ms. Bolger received a base salary increase of 1.5%. None of the other NEOs received a base salary increase in 2025. The base salaries of our NEOs, effective March 23, 2025, were as follows:

Named Executive Officers	2025 Base Salary ($)

Joseph A. Walsh	1,060,900

Paul D. Rouse	521,673

Grant Freeman	500,000

John Wholey	425,000

Lesley Bolger	388,238

Short-Term Incentive Plan - Cash Incentive
We provide our NEOs with the opportunity to earn annual, performance-based cash compensation under our Short-Term Incentive Plan (our “STI”). Payouts under our STI are determined annually by our Compensation Committee based on each NEO’s target incentive and performance against pre-determined performance measures.
Our Compensation Committee follows the same benchmarking and decision-making process with respect to STI opportunities and payouts as it does with base salary. Our Compensation Committee may reassess our target annual incentive for each NEO from time to time.
Our Compensation Committee approved the target annual incentive, performance levels and payout parameters for the STI for fiscal year 2025 in February 2025.

Named Executive Officers	Target Annual Incentive (STI) (% of Base Salary)

Joseph A. Walsh	100

Paul D. Rouse	70

Grant Freeman	70

John Wholey	70

Lesley Bolger	60

There were three financial performance metrics and one individual metric in our STI for fiscal year 2025. Below is a description of those metrics and our threshold, target and maximum performance levels and respective payouts under the

Thryv Holdings, Inc.	27	2026 Proxy Statement

plan. Each of the financial performance metrics and goals reflected the Board approved budget from December 5, 2024. These goals generally align with the budget and financial projections of the Company for fiscal year 2025:
1.Adjusted EBITDA (25%). This performance metric supports our focus on maintaining margin trends. Adjusted EBITDA is a non-GAAP financial metric defined in our STI as total company operating income, before interest, taxes, depreciation and amortization, each calculated in accordance with GAAP, adjusted to exclude the impact of stock compensation expense. Additionally, the Compensation Committee may approve other one-time adjustments to Adjusted EBITDA, as appropriate.
2.Free Cash Flow (“FCF”) (25%). This performance metric supports our goal of generating value for our stockholders. FCF is a non-GAAP financial metric defined as net cash provided by operating activities less capital expenditures.
3.Reported SaaS Revenue (25%). This performance metric supports our goal of transitioning to a SaaS business.
4.Individual Performance (25%). This performance metric supports our goal of pay for performance. Individual annual goals (which are designed to propel Company performance and objectives) are determined by our Chief Executive Officer for all NEOs other than himself. The Chief Executive Officer’s individual annual goals are determined by the Compensation Committee. The attainment of each NEO’s annual goals is based on an individual performance assessment by our Chief Executive Officer (for all NEOs other than himself) and ratified by the Compensation Committee, and the attainment of our Chief Executive Officer’s individual goals is based on an individual performance assessment by our Compensation Committee. In fiscal year 2025, the Company established a minimum Adjusted EBITDA threshold (or gate) of $151 million for any payouts under the individual performance metric to be funded. That is, if Adjusted EBITDA for fiscal year 2025 was below $151 million, no payouts would be earned for the individual performance metric and the 25% of the STI attributable to individual performance would be forfeited regardless of individual performance achievement.

Thryv Holdings, Inc.	28	2026 Proxy Statement

The below table reflects in detail the funding formulas applicable to our performance level for the Adjusted EBITDA, Reported SaaS Revenue and FCF performance (collectively, the “Company Performance”) metrics under our STI for fiscal year 2025.

Adjusted EBITDA (in millions) ($)	Adjusted EBITDA Component Payout (%)	FCF (in millions) ($)	FCF Component Payout (%)	Reported SaaS Revenue (in millions) ($)	SaaS Revenue Component Payout (%)

151.00	10 Threshold	26.50	10	449.50	10

152.00	20	27.00	20	451.00	20

153.00	30	27.50	30	452.50	30

154.00	40	28.00	40	454.00	40

155.00	50	28.50	50	455.50	50

156.00	60	29.00	60	457.00	60

157.00	70	29.50	70	458.50	70

158.00	80	30.00	80	460.00	80

159.00	90	30.50	90	461.50	90

160.00	100 Target	31.00	100	463.00	100

161.50	105	32.00	105	464.50	105

163.00	110	33.00	110	466.00	110

164.50	115	34.00	115	467.50	115

166.00	120	35.00	120	469.00	120

167.50	125 Maximum	36.00	125	470.50	125

Thryv Holdings, Inc.	29	2026 Proxy Statement

On February 18, 2026, our Compensation Committee reviewed the Company’s performance against the pre-established metrics for fiscal year 2025. The Compensation Committee determined that for fiscal year 2025, Adjusted EBITDA of $158.6 million was achieved, corresponding to a 21.5% payout, FCF of $39.9 million was achieved, corresponding to a 31.25% payout, and Reported SaaS Revenue of $461.0 million was achieved, corresponding to a 21.75% payout. Adjusted EBITDA and FCF are non-GAAP measures that should not be considered as a substitute for, or superior to, our measures of financial performance prepared in accordance with GAAP. Adjusted EBITDA and FCF calculated in accordance with the STI may differ from the non-GAAP financial results we report in our annual earnings materials due to one-time adjustments approved by the Compensation Committee. The individual performance component was determined to be 102% of target for all NEOs, corresponding to a 25.5% payout. Some of the individual goals for 2025 included growing SaaS revenue and improving SaaS gross margins. Accordingly, the payout with respect to the individual performance component, together with the weighted average payout of the Company Performance metrics produced a total weighted average payout of 100.0%. The resulting incentive payments for 2025 STI to NEOs are detailed in the table below:

Named Executive Officers	2025 STI ($)

Joseph A. Walsh	1,060,900

Paul D. Rouse	365,171

Grant Freeman	350,000

John Wholey	297,500

Lesley Bolger	232,943

Over Performance Plan-Cash Incentive
We provide our NEOs with the opportunity to earn additional annual, performance-based cash compensation under our Over Performance Plan (our “OPP”). The OPP is intended to motivate and reward executive officers for the overachievement of annual business objectives. Payouts under our OPP are determined annually by our Compensation Committee based on each NEO’s overachievement of target incentive and performance against pre-determined Company financial performance measures. Our Compensation Committee may reassess our target OPP incentive for each NEO from time to time.
Our Compensation Committee approved the target incentives, performance levels and payout parameters for our OPP for fiscal year 2025 in February 2025. The OPP target incentive is expressed as a percentage of each individual’s base salary and was unchanged from 2024.
In fiscal year 2025, the OPP target annual incentives for each of our NEOs, expressed as a percentage of each NEO’s base salary, were the same as their STI targets, as follows:

Named Executive Officers	Target Annual Incentive (OPP) (% of Base Salary)

Joseph A. Walsh	100

Paul D. Rouse	70

Grant Freeman	70

John Wholey	70

Lesley Bolger	60

Over Performance Plan Metrics and Performance for Fiscal Year 2025
There were three financial performance metrics in our OPP for fiscal year 2025. Each of the financial performance metrics under the OPP are defined as they are under our STI, and the goals under the OPP also reflected the Board approved

Thryv Holdings, Inc.	30	2026 Proxy Statement

budget from December 5, 2024. These goals generally align with the budget and financial projections of the Company for fiscal year 2025.
1.Adjusted EBITDA (25%)
2.Free Cash Flow (35%)
3.Reported SaaS Revenue (40%)
Our OPP plan only pays out if we have achieved greater than maximum performance under the STI plan; in fact, threshold level of performance for each metric under the OPP is equal to or greater than the maximum performance achievement levels under our STI. The total short term incentive cash payment is capped at 200% of the value of the STI Plan at Target. The below table reflects in detail the respective payouts per performance level for each performance metric under our OPP for fiscal year 2025.

Adjusted EBITDA (in millions) ($)	Adjusted EBITDA Component Payout (%)	FCF (in millions) ($)	FCF Component Payout (%)	Reported SaaS Revenue (in millions) ($)	SaaS Revenue Component Payout (%)

167.50	Threshold	36.00		470.50

169.00	10	37.50	10	472.00	10

170.50	20	39.00	20	473.50	20

172.00	30	40.50	30	475.00	30

173.50	40	42.00	40	476.50	40

175.00	50	43.50	50	478.00	50

176.50	60	45.00	60	479.50	60

178.00	70	46.50	70	481.00	70

179.50	80	48.00	80	482.50	80

181.00	90	49.50	90	484.00	90

182.50	100	51.00	100	485.50	100

On February 18, 2026, our Compensation Committee reviewed the Company’s performance against the pre-established metrics for fiscal year 2025. The Compensation Committee determined that for fiscal year 2025, Adjusted EBITDA of $158.6 million was achieved, corresponding to a 0.0% payout, FCF of $39.9 million was achieved, corresponding to a 26.0% payout, and Reported SaaS Revenue of $461.0 million was achieved, corresponding to a 0.0% payout. These results produced a total weighted average payout of 9.1%. There is not an individual performance component for the OPP. The resulting incentive payments for 2025 OPP to NEOs are detailed in the table below:

Thryv Holdings, Inc.	31	2026 Proxy Statement

Named Executive Officers	2025 OPP ($)

Joseph A. Walsh	96,542

Paul D. Rouse	33,231

Grant Freeman	31,850

John Wholey	27,073

Lesley Bolger	21,198

Long-Term Equity Incentive Compensation
We have historically provided our executive officers with the opportunity to earn long-term equity incentive compensation in the form of non-qualified stock options under our 2016 Stock Incentive Plan (“2016 Plan”). On September 3, 2020, our Board of Directors approved our 2020 Incentive Award Plan (“2020 Plan”), which became effective on September 23, 2020, and under which we may award long-term equity incentive grants. Following the effectiveness of our 2020 Plan, no future grants can be awarded under our 2016 Plan; however, all outstanding awards under the 2016 Plan remain outstanding in accordance with the terms of the applicable award agreements and our 2016 Plan. In addition, any shares of common stock that are forfeited or lapse unexercised under the 2016 Plan are added to the pool for issuance under the 2020 Plan.
The purpose of long-term equity awards is to provide incentives for our executives to achieve our long-term financial and operational goals and to reward them for sustained improvements in performance over the long term. The 2020 Plan is intended to advance the best interests of the Company, our affiliates and our stockholders by providing those persons who have substantial responsibility for the management and growth of Thryv and our affiliates with additional performance incentives and an opportunity to obtain or increase their equity ownership in the Company, thereby strengthening the alignment between the interests of our executives and our stockholders. The 2020 Plan is administered by the Compensation Committee with oversight from the Board of Directors.
Equity Awards in Fiscal Year 2025
In fiscal year 2025, we granted our NEOs both time-vesting RSUs and PSUs. We believe that the use of PSUs and RSUs serves to retain the executives necessary to achieve our strategic plans and to motivate them to drive sustained increases in stockholder value.

NEO	Total Grant Date Value ($)	PSUs (# of units)	RSUs (# of units)

Joseph A. Walsh	3,000,000	120,320	80,214

Paul D. Rouse	2,500,000	100,267	66,845

Grant Freeman	2,500,000	100,267	66,845

John Wholey	1,750,000	70,187	46,791

Lesley Bolger	1,750,000	70,187	46,791

Thryv Holdings, Inc.	32	2026 Proxy Statement

Time-vesting RSUs
In general, the RSUs, which represented 40% of the total grant, vest ratably, annually on each of January 6, 2026, 2027 and 2028. For Mr. Walsh, the RSUs vest over three years with the first one-third vesting on January 6, 2026 and 1/36th of the RSUs vesting on the 6th of each month thereafter over the following 24 months.
PSUs
The PSUs, which represent 60% of the total grant date value, will vest, to the extent earned, at the conclusion of a three-year performance period, which runs from January 1, 2025 through December 31, 2027. The amount earned related to the PSUs is governed by the following performance measures, weights and funding formula:

Measure	Weight	Threshold	Target	Maximum

			Performance (as a % of Target)

Relative TSR	30%	40th Percentile	50th Percentile	65th Percentile

Absolute TSR	30%	8.0%	10.0%	12.5%

SaaS Revenue CAGR	40%	13.0%	16.0%	19.0%

			Payout (as a % of Target)

Payout	N/A	50%	100%	150%

Performance against each of the aforementioned measures and the extent to which the PSUs have been earned and are eligible to vest and be settled will be assessed early in 2028 following the conclusion of the performance period. PSUs may be earned between 0% and 150% of the target award, depending on the Company’s performance relative to each of the performance measures. Performance below the threshold level of performance for each of the measures will result in no PSUs being earned relative to that measure. For performance achievement between threshold and target or between target and maximum, the percentage of PSUs that would vest under each measure will be subject to straight line interpolation. For performance achievement at or above the maximum level of performance achievement set forth above, a maximum of 150% of the PSUs may vest under each measure.
For the rTSR measure, the PSUs will be eligible to vest based on the Company’s Total Shareholder Return (“TSR”) relative to the following performance peer group over the three-year performance period. The peer group for the 2025 rTSR PSUs consists of 26 companies with which we compete for products and services, and which are listed below:

AppLovin Corporation	Asure Software, Inc.	Blackboud, Inc.	Box, Inc.	Braze, Inc.

Clear Channel Outdoor Holdings, Inc.	Constellation Software Inc.	Criteo S.A.	Datadog, Inc.	Domo, Inc.

Dynatrace, Inc.	EverCommerce Inc.	Five9, Inc.	GoDaddy, Inc.	HubSpot, Inc.

Informatica Inc.	Lightspeed Commerce Inc.	Pegasystems Inc.	Semrush Holdings, Inc.	Sprout Social, Inc.

Stagwell Inc.	Verint Systems Inc.	Weave Communications, Inc.	Wix.com Ltd.	Workiva, Inc.

Yelp, Inc.

Thryv Holdings, Inc.	33	2026 Proxy Statement

Stock Ownership and Retention Guidelines
In August 2022, the Compensation Committee adopted new stock ownership guidelines and retention requirements pursuant to which all NEOs, members of the Executive Committee, senior vice presidents and non-employee directors are expected to own common stock equal to the following amounts within five years:

Title	Ownership Threshold

Chief Executive Officer	Six Times Base Salary

Executive Committee	Three Times Base Salary

Senior Vice Presidents	One Times Base Salary

Non-Employee Director	Three Times Annual Retainer

Until such time as a participant has met the above guidelines, that participant may only sell a maximum of 50% of any compensatory equity awarded granted beginning in 2022.
The Compensation Committee regularly monitors compliance with these guidelines, and as of April 13, 2026, the majority of NEOs were in compliance with or making steady progress towards their respective ownership guideline. The guidelines may be amended from time to time in the discretion of the Compensation Committee.
Risk Assessment of Compensation Policies
During early 2025, management reviewed existing incentive compensation programs in which NEOs participate in order to confirm that such programs do not create risks that are reasonably likely to have a material adverse effect on the Company. Lyons Benenson, the Company’s external compensation consultant, also reviewed the Company’s 2025 compensation philosophy, policies and program in order to conduct a risk assessment of the Company’s compensation arrangements. Based on the information furnished by management and Lyons Benenson’s understanding of the current program and arrangements, Lyons Benenson found and the Compensation Committee agreed that there is no undue risk in the program.
Anti-Hedging and Anti-Pledging Policy
Under Thryv’s Insider Trading Policy, members of the Board of Directors and all employees (including officers) of the Company, as well as certain of their family members and entities over which they exert control, are prohibited from engaging in any hedging transactions or otherwise engaging in short sales of Thryv securities. Thryv’s Insider Trading Policy also prevents members of the Board of Directors and certain employees (including officers) from pledging securities in the Company.
Clawback Policy
Thryv’s Board adopted a Clawback Policy on November 29, 2023 which complies with Section 10D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Exchange Act Rule 10D-1 (“Rule 10D-1”) and with Nasdaq Stock Market LLC (“Nasdaq”) Rule 5608 and provides for the recoupment of certain covered compensation.
Tax Considerations
In determining our variable compensation programs, we consider certain tax implications of particular forms of compensation, such as the implications of Section 409A of the Internal Revenue Code governing deferred compensation arrangements. Although we consider the tax consequences of our compensation programs, the forms of compensation we utilize are determined primarily by their effectiveness in creating maximum alignment with our key strategic objectives and the interests of our stockholders.

Thryv Holdings, Inc.	34	2026 Proxy Statement

Accounting For Stock-Based Compensation
We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”), for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all stock-based payment awards made to our employees and independent members of our Board of Directors, including options to purchase shares of our common stock and other stock-based awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables below required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee currently are, or have been, an officer or employee of the Company. None of our named executive officers currently serve, or in the past year have served, as a member of the Board of Directors or Compensation Committee (or other Board committee performing equivalent functions) of any entity that has one or more of its named executive officers serving on our Board of Directors or Compensation Committee.
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis provided above. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC.
Compensation Committee:
Bonnie Kintzer, Chair
John Slater
Lauren Vaccarello

Thryv Holdings, Inc.	35	2026 Proxy Statement

Compensation Tables
The section below contains information, both narrative and tabular, regarding the compensation paid to our NEOs for the fiscal year 2025.
Summary Compensation Table
The following table sets forth the compensation paid or earned for the fiscal years ending December 31, 2025, 2024 and 2023, as applicable, by our NEOs:

Name and Principal Position	Fiscal Year	Salary(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Equity Awards ($)(3)	All Other Compensation ($)(4)	Total ($)

Joseph A. Walsh Chairman and CEO	2025	1,060,900	1,157,442	3,000,000	41,495	5,259,837
	2024	1,060,909	1,352,647	3,000,000	54,058	5,467,614
	2023	1,060,900	1,696,910	3,000,000	53,317	5,811,127

Paul D. Rouse Chief Financial Officer, EVP and Treasurer	2025	521,673	398,402	2,500,000	8,800	3,428,875
	2024	521,673	465,593	2,500,000	19,510	3,506,776
	2023	521,673	584,091	2,500,000	18,590	3,624,354

Grant Freeman President	2025	500,000	381,850	2,500,000	3,500	3,385,350
	2024	463,231	446,250	2,000,000	16,560	2,926,041
	2023	392,885	408,003	1,750,000	15,840	2,566,728

John Wholey Chief Operations and Customer Success Officer and EVP	2025	425,000	324,573	1,750,000	8,800	2,508,373
	2024	425,000	379,313	1,750,000	19,060	2,573,373
	2023	425,000	475,851	1,750,000	19,840	2,670,691

Lesley Bolger Chief Legal Officer and Human Resources and EVP	2025	386,693	254,141	1,750,000	7,448	2,398,282
	2024	391,471	292,613	1,750,000	15,997	2,450,081
	2023	370,615	359,888	1,750,000	18,340	2,498,843

1.Amounts reported in this column represent the actual salary earned by each of our NEOs for fiscal years 2025, 2024 and 2023. NEOs did not receive any guaranteed, non-performance based bonuses in 2025.
2.Amounts reported in this column represent the cash incentive awards actually paid under our STI and OPP for fiscal years 2025, 2024 and 2023. See “Short-Term Incentive Plan – Cash Incentive” and “Over Performance Plan – Cash Incentive” in our Compensation Discussion and Analysis for further detail.
3.The amounts shown were not actually paid to the NEOs. Rather, as required by the rules of the SEC, the amounts represent the aggregate grant date fair value of RSUs and PSUs awarded to each of them in fiscal year 2025. These values were determined in accordance with FASB ASC Topic 718. The grant date fair value of the PSUs is based on our estimate on the grant date of the probable outcome of meeting the performance conditions of these awards. The aggregate grant date fair value of the RSUs is equal to the closing stock price of our common stock on the date of grant multiplied by the number of shares granted. The following are the aggregate grant date fair values of the PSUs granted in 2025 assuming we meet the highest level of the performance conditions of these awards as described in footnote (2) to the Grants of Plan-Based Awards Table Fiscal 2025: Mr. Walsh $2,700,000, Mr. Rouse $2,250,000, Mr. Freeman $2,250,000, Mr. Wholey $1,575,000, and Ms. Bolger $1,575,000. The amounts reported do not include any reduction in the value of the awards for the possibility of forfeiture.
4.All Other Compensation for fiscal year 2025 consisted of the following (all amounts in dollars):

Thryv Holdings, Inc.	36	2026 Proxy Statement

Name	401(k) Matching Contributions(a) ($)	Allowance(b) ($)	Executive Physicals(c) ($)	Total ($)

Joseph A. Walsh	3,500	30,000	7,995	41,495

Paul D. Rouse	3,500	—	5,300	8,800

Grant Freeman	3,500	—	—	3,500

John Wholey	3,500	—	5,300	8,800

Lesley Bolger	3,500	—	3,948	7,448

a.Amounts reported in this column represent the matching contribution made by the Company under the Company’s tax-qualified 401(k) retirement plan in 2025.
b.For Mr. Walsh, amount includes an expense allowance of $30,000 for the maintenance of a remote office and miscellaneous expenses incurred.
c.Executive officers receive annual reimbursement for a comprehensive medical examination up to $5,300 for EVPs and the actual cost of the physical for the Chief Executive Officer.
Retirement Savings Benefits
We offer a 401(k) retirement savings plan to all full-time U.S. employees, including all NEOs, to enable them to contribute a portion of their base salary and earned STI award. We provide an employer contribution match up to statutory limits.
Other Employee Benefits
Benefits are part of the overall competitive compensation program designed to attract and retain employees, including our NEOs. The NEOs participate in the same benefit programs as the general employee population, with the additional benefit made to them for annual executive physical examinations. Our NEOs have the option of submitting reimbursements for the annual physical examination benefit, which provides eligible executives with a comprehensive medical examination once per year. Our Compensation Committee will continue to periodically review and evaluate personal benefits provided to the NEOs.
Broad-Based Benefits Programs and Perquisites
All full-time employees, including our NEOs, may participate in our health and welfare benefit programs, including medical, dental and vision care coverage, disability insurance and life insurance. Our NEOs are also eligible to participate in our employee stock purchase plan on the same terms as our eligible employees. In fiscal year 2025, our NEOs also received certain perquisites and personal benefits set forth in the “Summary Compensation Table” above. We provide these benefits to retain and attract talented executives with the skills and experience to further our long-term strategic plan.
NEO Employment Agreements and Arrangements
From time to time, we have entered into employment agreements and arrangements in order to attract and retain key executives. Currently, Mr. Walsh is the only NEO party to an employment agreement with us, the details of which are discussed below under “Joseph A. Walsh Employment Agreement”.
Applicable Non-Competition and Non-Solicitation Covenants
Each NEO is bound by a non-competition agreement during his or her respective period of employment and would be bound to such agreement for a period of twelve months following his or her termination of employment for any reason. As a part of the non-competition agreement, each of the NEOs would also be subject to employee non-solicitation/no-hire covenants for twelve months following termination of his or her employment for any reason.

Thryv Holdings, Inc.	37	2026 Proxy Statement

Grants of Plan-Based Awards Fiscal Year 2025

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plans

Name	Type	Grant Date	Threshold(1) ($)	Target(1) ($)	Maximum(1) ($)	Threshold(2) (#)	Target(2) (#)	Maximum(2) (#)	All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock Awards ($)

Joseph A. Walsh	STI		344,793	1,060,900	1,392,431	─	─	─	─	─
	OPP		106,090	─	─	─	─	─	─	─
	PSU	1/6/2025	─	─	─	60,160	120,320	180,481	─	1,800,000
	RSU	1/6/2025	─	─	─	─	─	─	80,214	1,200,000

Paul D. Rouse	STI		118,681	365,171	479,287	─	─	─	─	─
	OPP		36,517	─	─	─	─	─	─	─
	PSU	1/6/2025	─	─	─	50,134	100,267	150,401	─	1,500,000
	RSU	1/6/2025	─	─	─	─	─	─	66,845	1,000,000

Grant Freeman	STI		113,750	350,000	459,375	─	─	─	─	─
	OPP		35,000	─	─	─	─	─	─	─
	PSU	1/6/2025	─	─	─	50,134	100,267	150,401	─	1,500,000
	RSU	1/6/2025	─	─	─	─	─	─	66,845	1,000,000

John Wholey	STI		96,688	297,500	390,469	─	─	─	─	─
	OPP		29,750	─	─	─	─	─	─	─
	PSU	1/6/2025	─	─	─	35,093	70,187	105,280	─	1,050,000
	RSU	1/6/2025	─	─	─	─	─	─	46,791	700,000

Lesley Bolger	STI		75,706	232,943	305,737	─	─	─	─	─
	OPP		23,294	─	─	─	─	─	─	─
	PSU	1/6/2025	─	─	─	35,093	70,187	105,280	─	1,050,000
	RSU	1/6/2025	─	─	─	─	─	─	46,791	700,000

1.The OPP is a self-funded plan and an incremental incentive plan to the STI to bridge the gap between the STI maximum and typical market maximums for senior leadership and only funds after the STI achieves maximum payout. The OPP individual financial payout scales are not capped; however, the overall payment is capped at 125%, i.e. the individual earning potential is capped at 200% the participant’s STI award at target. For fiscal year 2025, an award would only be paid out pursuant to our OPP if Adjusted EBITDA exceeded $167.5 million, FCF exceeded $36.0 million or SaaS Revenue exceeded $470.5 million.
2.The amounts shown are potential payments of PSUs to the NEOs. Final payments of these awards can range from 0% to 150% of the shares originally granted. The PSUs vest January 6, 2028 after a three-year performance period from January 2025 to December 2027 based on achieved performance.
3.Consists of RSUs awarded pursuant to the 2020 Plan. The RSUs vest one-third over three years for Messrs. Rouse, Freeman, Wholey and Ms. Bolger. The RSUs granted to Mr. Walsh vest in thirds over three years, with the first one-third cliff vesting at the end of the first year and 1/36th of the RSUs vesting on the 6th of each month thereafter.

Thryv Holdings, Inc.	38	2026 Proxy Statement

Outstanding Equity Awards at Fiscal Year End 2025
The following table provides information about the number of outstanding equity awards held by our NEOs at fiscal year-end 2025. The table also includes, where applicable, the value of these awards based on the closing price of our common stock on Nasdaq on December 31, 2025, which was $6.05 per share.

		Option Awards				Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Joseph A. Walsh	11/18/2019(1)	1,049,383	—	13.82	11/18/2029	—	—	—	—

	1/5/2023(4)	—	—	—	—	1,513	9,154	101,140	611,897

	1/5/2024(5)	—	—	—	—	23,776	143,845	98,737	597,359

	1/6/2025(6)	—	—	—	—	80,214	485,295	120,320	727,936

Paul D. Rouse	11/14/2016(2)	129,521	—	3.68	11/14/2026	—	—	—	—

	11/18/2019(3)	111,111	—	13.82	11/18/2029	—	—	—	—

	1/5/2023(4)	—	—	—	—	15,128	91,524	84,284	509,918

	1/5/2024(5)	—	—	—	—	36,570	221,249	82,281	497,800

	1/6/2025(6)	—	—	—	—	66,845	404,412	100,267	606,615

Grant Freeman	11/18/2019(3)	55,556	—	13.82	11/18/2029	—	—	—	—

	12/11/2020(7)	20,000	—	10.35	12/11/2030	—	—	—	—

	1/5/2023(4)	—	—	—	—	10,590	64,070	58,998	356,938

	1/5/2024(5)	—	—	—	—	29,256	176,999	65,825	398,241

	1/6/2025(6)	—	—	—	—	66,845	404,412	100,267	606,615

John Wholey	9/26/2016(2)	62,521	—	3.68	9/26/2026	—	—	—	—

	11/18/2019(3)	111,111	—	13.82	11/18/2029	—	—	—	—

	1/5/2023(4)	—	—	—	—	10,590	64,070	58,998	356,938

	1/5/2024(5)	—	—	—	—	25,599	154,874	57,597	348,462

	1/6/2025(6)	—	—	—	—	46,791	283,086	70,187	424,631

Lesley Bolger	9/26/2016(2)	1,625	—	3.68	9/26/2026	—	—	—	—

	11/18/2019(3)	55,556	—	13.82	11/18/2029	—	—	—	—

	12/11/2020(7)	25,000	—	10.35	12/11/2030	—	—	—	—

	1/5/2023(4)	—	—	—	—	10,590	64,070	58,998	356,938

	1/5/2024(5)	—	—	—	—	25,599	154,874	57,597	348,462

	1/6/2025(6)	—	—	—	—	46,791	283,086	70,187	424,631

1.Stock options granted to Mr. Walsh on November 18, 2019 vested in equal monthly installments over a three-year period beginning January 1, 2020. On November 23, 2020, the Board of Directors and Compensation Committee approved a one-time stock option repricing for outstanding stock options granted November 18, 2019 to allow for the officers, contingent upon each officer’s written consent, a one-time stock repricing from $16.20 to $13.82 and a delayed vesting scheduled for those options granted in 2019. Mr. Walsh consented to the stock option repricing and subsequently restarting the vesting schedule beginning January 1, 2021.
2.Stock options granted to Mr. Rouse on November 14, 2016 and stock option grants to Mr. Wholey and Ms. Bolger on September 26, 2016 vested in three equal installments on each of January 1, 2018, January 1, 2019 and January 1, 2020.
3.Stock option grants originally awarded to Messrs. Rouse, Freeman, Wholey, and Ms. Bolger on November 18, 2019 vested in three equal installments on each of January 1, 2021, January 1, 2022 and January 1, 2023. On November 23, 2020, the Board of Directors and Compensation Committee approved a one-time stock option repricing for outstanding stock granted November 18, 2019 to allow for the officers, contingent upon each officer’s written consent, a one-time stock repricing from $16.20 to $13.82 and a delayed vesting scheduled for those options granted

Thryv Holdings, Inc.	39	2026 Proxy Statement

in 2019. All NEOs consented to the stock option repricing and subsequently the vesting schedule was amended to vest in three equal installments on each of January 1, 2022, January 1, 2023 and January 1, 2024.
4.Represents unvested and outstanding PSUs and RSUs as of December 31, 2025 granted January 5, 2023 to our NEOs. As approved by the Compensation Committee, 65% of the total award value is in the form of PSUs and 35% is in the form of RSUs. The RSUs vest one-third over three years for Messrs. Rouse, Freeman, Wholey and Ms. Bolger and vest one-third over three year with the first tranche cliff-vesting on the first anniversary of the grant date and 1/36 of the RSUs vesting on the 5th of each month thereafter for Mr. Walsh. The PSUs granted in 2023 vest January 5, 2026 after a three-year performance period January 2023 to December 2025 based on achieved performance. The number of outstanding PSUs reported under the column entitled "equity incentive plan awards: number of shares, units or other rights that have not vested" assume achievement of performance at target. See “Grants of Plan Based Awards” table for more information.
5.Represents unvested and outstanding PSUs and RSUs as of December 31, 2025 granted January 5, 2024 to our NEOs. As approved by the Compensation Committee, 60% of the total award value is in the form of PSUs and 40% is in the form of RSUs. The RSUs vest one-third over three years for Messrs. Rouse, Freeman, Wholey, and Ms. Bolger and vest one-third over three years with the first tranche cliff-vesting on the first anniversary of the grant date and 1/36th of the RSUs vesting on the 5th of each month thereafter for Mr. Walsh. The PSUs granted in 2024 vest January 5, 2027 after a three-year performance period from January 2024 to December 2026, based on achieved performance. The number of outstanding PSUs reported under the column entitled "equity incentive plan awards: number of shares, units or other rights that have not vested" assume achievement of performance at target. See “Grants of Plan Based Awards” table for more information.
6.Represents unvested and outstanding PSUs and RSUs as of December 31, 2025 granted January 6, 2025 to our NEOs. As approved by the Compensation Committee, 60% of the total award value is in the form of PSUs and 40% is in the form of RSUs. The RSUs vest one-third over three years for Messrs. Rouse, Freeman, Wholey and Ms. Bolger and vest one-third over three years with the first tranche cliff-vesting on the first anniversary of the grant date and 1/36th of the RSUs vesting on the 6th of each month thereafter for Mr. Walsh. The PSUs granted in 2025 vest January 6, 2028 after a three-year performance period from January 2025 to December 2027, based on achieved performance. The number of outstanding PSUs reported under the column entitled "equity incentive plan awards: number of shares, units or other rights that have not vested" assume achievement of performance at target. See “Grants of Plan Based Awards” table for more information.
7.NEOs were not eligible for a grant of equity in fiscal year 2020. Represents stock option grants made to Mr. Freeman and Ms. Bolger on December 11, 2020 before becoming NEOs. The stock options granted to Mr. Freeman and Ms. Bolger vested one-third over three years.
Option Exercises and Stock Vested - Fiscal Year 2025
The following table provides information regarding the number of shares issued upon option exercises, the number of stock awards that vested and the value realized upon vesting by our own NEOs in fiscal year 2025.

	Option Awards(1)		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(2) (#)	Value Realized on Vesting ($)

Joseph A. Walsh	—	—	91,615	1,346,657

Paul D. Rouse	—	—	69,836	1,102,079

Grant Freeman	—	—	50,713	798,800

John Wholey	—	—	48,885	771,453

Lesley Bolger	—	—	48,885	771,453

1.Beginning in fiscal year 2021, the Company no longer issues option awards.
2.The number of shares acquired on vesting are pre-tax and do not account for shares sold or withheld to pay taxes.
Pension Benefits
None of our NEOs participated in, and received benefits under, any pension or defined benefit retirement plan sponsored by the Company during fiscal year 2025.
Nonqualified Deferred Compensation
Our NEOs did not participate in, or earn any benefits under, a nonqualified deferred compensation plan sponsored by the Company during fiscal year 2025.

Thryv Holdings, Inc.	40	2026 Proxy Statement

Potential Payments Upon Termination or Change of Control - Fiscal Year 2025
The following table summarizes the potential payments and benefits that each of Messrs. Walsh, Rouse, Freeman, Wholey, and Ms. Bolger (the “In-Service NEOs”) would be entitled to receive upon termination of employment under various circumstances and upon a change of control of the Company. In each case, the table assumes the In-Service NEOs termination or the change of control occurred on December 31, 2025. The table below does not include benefits provided on a non-discriminatory basis to salaried employees generally, including accrued vacation, and amounts payable under tax-qualified plans.

Thryv Holdings, Inc.	41	2026 Proxy Statement

Name and Event	Cash Severance ($)	STI Awards(3) ($)	Benefits continuation(4) ($)	Vesting of RSUs(5)	Vesting of PSUs(6)	Outplacement(7) ($)	Total ($)

Joseph A. Walsh
Resignation without Good Reason or Termination for Cause	—	—	—	—	—	—	—

Resignation for Good Reason or Termination without Cause(1)	2,121,800	1,060,900	—	178,981	1,007,579	—	4,369,260

Death(1)	2,121,800	1,060,900	—	178,981	1,007,579	—	4,369,260

Disability(1)	2,121,800	1,060,900	—	178,981	1,007,579	—	4,369,260

Resignation for Good Reason, Termination without Cause in connection with a Change in Control(1)	4,243,600	1,060,900	—	638,293	1,937,192	—	7,879,985

Paul D. Rouse
Resignation without Good Reason or Termination for Cause	—	—	—	—	—	—	—

Resignation for Good Reason or Termination without Cause(2)	1,330,266	365,171	1,222	331,410	839,651	7,250	2,874,970

Death	—	—	—	331,410	839,651	—	1,171,060

Disability	—	—	—	331,410	839,651	—	1,171,060

Resignation for Good Reason, Termination without Cause in connection with a Change in Control(2)	1,773,688	365,171	1,222	717,185	1,614,334	7,250	4,478,850

Grant Freeman
Resignation without Good Reason or Termination for Cause	—	—	—	—	—	—	—

Resignation for Good Reason or Termination without Cause(2)	1,275,000	350,000	1,171	282,645	681,488	7,250	2,597,554

Death	—	—	—	282,645	681,488	—	964,133

Disability	—	—	—	282,645	681,488	—	964,133

Resignation for Good Reason, Termination without Cause in connection with a Change in Control(2)	1,700,000	350,000	1,171	645,481	1,361,795	7,250	4,065,696

John Wholey
Resignation without Good Reason or Termination for Cause	—	—	—	—	—	—	—

Resignation for Good Reason or Termination without Cause(2)	1,083,750	297,500	996	231,988	587,751	7,250	2,209,235

Death	—	—	—	231,988	587,751	—	819,739

Disability	—	—	—	231,988	587,751	—	819,739

Resignation for Good Reason, Termination without Cause in connection with a Change in Control(2)	1,445,000	297,500	996	502,029	1,130,031	7,250	3,382,806

Lesley Bolger
Resignation without Good Reason or Termination for Cause	—	—	—	—	—	—	—

Resignation for Good Reason or Termination without Cause(2)	931,771	232,943	851	231,988	587,751	7,250	1,992,554

Death	—	—	—	231,988	587,751	—	819,739

Disability	—	—	—	231,988	587,751	—	819,739

Resignation for Good Reason, Termination without Cause in connection with a Change in Control(2)	1,242,362	232,943	851	502,029	1,130,031	7,250	3,115,465

1.Pursuant to the Walsh Employment Agreement, in the event that Mr. Walsh’s employment is terminated by the Company without cause, by reason of Mr. Walsh’s resignation for good reason, by reason of Mr. Walsh’s death or disability, or as a result of the Company’s non-renewal of the employment term, Mr. Walsh is entitled to a lump sum cash severance amount equal to one times (1x) the sum of his annual base salary and target STI award. Mr. Walsh would also be entitled to a pro-rated STI award for the year in which his employment terminates (based on actual performance). In the event that Mr. Walsh’s employment is terminated by the Company without cause, by reason of his resignation for good

Thryv Holdings, Inc.	42	2026 Proxy Statement

reason, or as a result of the Company’s non-renewal of the employment term, in each case, within 6 months prior to and 12 months following a change in control, his lump sum cash severance amount would be increased to two times (2x) the sum of his annual base salary and target STI award.
2.Pursuant to the EVP Severance Plan, in the event that Messrs. Rouse’s, Freeman's, Wholey's, or Ms. Bolger’s employment is terminated by the Company without cause or by reason of their resignation for good reason, they would be entitled to a cash severance amount equal to (i) 78 weeks’ of base pay, payable in equal installments on the Company’s regular payroll schedule over the 78 weeks, and (ii) one and one-half (1.5) times their target STI award payable in equal installments on the Company’s regular payroll over a period of 78 weeks. They would also be entitled to a pro-rated STI award for the year in which their employment terminates (based on actual performance). In the event that Messrs. Rouse’s, Freeman's, Wholey's, or Ms. Bolger’s employment is terminated by the Company without cause or by reason of their resignation for good reason, in each case, within 2 years following a change in control, their cash severance amount would be increased to (i) 104 weeks’ of base pay, payable in equal installments on the Company’s regular payroll schedule over 104 weeks, and (ii) two (2) times their target STI award payable in equal installments on the Company’s regular payroll period over a period of 104 weeks.
3.Amounts reported in this column were calculated on the basis of short-term cash incentive awards paid under our STI for 2025 performance, which were approved on February 18, 2026 and paid on March 6, 2026.
4.For Messrs. Rouse, Freeman, Wholey, and Ms. Bolger, represents continuation of Company-paid life insurance coverage for up to 18 months in the event that their employment is terminated by the Company without cause or by reason of their resignation for good reason, pursuant to the terms of the EVP Severance Program.
5.For Messrs. Walsh, Rouse, Freeman, Wholey, and Ms. Bolger, represents a prorated portion of the unvested RSUs that otherwise would have vested on or before the next anniversary of the Grant Date that will become immediately vested. The prorated number of shares is determined by taking the number of days elapsed from the Grant Date through the date of termination divided by 365. Upon termination without cause or resignation for a good reason in connection with a change in control, all unvested RSUs will vest immediately.
6.For Messrs. Walsh, Rouse, Freeman, Wholey, and Ms. Bolger, represents a prorated portion of the unvested PSUs remaining in force and eligible to vest at the end of the performance period based on the achievement against goal(s). The prorated number of shares is determined by taking the number of days elapsed from the first day of the applicable performance period through the date of termination divided by 365. The amounts represent the number of shares at target. In the event of a change in control together with termination without cause or resignation for good reason, the unvested PSUs will immediately vest at target.
7.For Messrs. Rouse, Freeman, Wholey, and Ms. Bolger, represents 12 months of Company-paid outplacement benefits in the event their employment is terminated by the Company without cause or by reason of their resignation for good reason pursuant to the terms of the EVP Severance Program or the Separation Agreement (as applicable).
Severance
We do not have employment agreements with any NEOs except for Mr. Walsh. The other In-Service NEOs are eligible to receive executive severance benefits pursuant to, and are subject to certain restrictive covenants under, our EVP Severance Plan. Our EVP Severance Plan provides benefits to certain of our executives serving in the position of Executive Vice President or a more senior position in the event of termination of their employment under the circumstances described in our EVP Severance Plan. The EVP Severance Plan was designed primarily to encourage executives to remain employed with the Company by providing certain severance protection against involuntary termination of employment with additional severance protection applicable to a termination of employment in connection with a change in control.
Each of the In-Service NEOs (other than Mr. Walsh) participates in the EVP Severance Plan. The EVP Severance Plan includes salary continuation severance and target STI award severance for qualifying separations and enhanced salary continuation severance and target STI award severance in the event of a change in control. For additional information about the potential payments and benefits that each would be entitled to receive pursuant to the EVP Severance Plan upon a qualifying separation or change in control, see “Compensation Tables - Potential Payments Upon Termination or Change of Control - Fiscal Year 2025.”
Mr. Walsh does not participate in, and is not entitled to receive any payments or other benefits under, the EVP Severance Plan. Under the Walsh Employment Agreement, Mr. Walsh is entitled to receive payments upon the termination of his employment under certain circumstances. These payments are described under “Compensation Tables - Potential Payments Upon Termination or Change in Control - Fiscal Year 2025.”
Joseph A. Walsh Employment Agreement
In connection with Mr. Walsh’s appointment as our President and Chief Executive Officer, Mr. Walsh and the Company entered into an Amended and Restated Employment Agreement, dated as of September 26, 2016 (the “Walsh Employment Agreement”). The Walsh Employment Agreement provides for an initial term until December 31, 2019, during which Mr. Walsh is entitled to a base salary at a fixed annual rate and an annual award of one hundred percent of his base salary subject to annual performance objectives. The term of employment is automatically extended, upon the same terms and conditions, for successive periods of one year, unless either party gives notice of intention to not renew the employment term. The agreement also provides for a notice and 30-day cure period prior to termination with cause. The Company may terminate without cause immediately upon written notice. Mr. Walsh is entitled to a stipend each month to maintain a remote office.
Under the Walsh Employment Agreement, Mr. Walsh’s employment continues until the earlier of his resignation (with or without good reason), death or disability or termination by the Company (with or without cause). If the Company terminates Mr. Walsh’s employment with cause, Mr. Walsh resigns without good reason, or Mr. Walsh’s employment terminates because he does not renew his employment term, Mr. Walsh is entitled to receive the following: (i) any unpaid base salary through the date of termination, (ii) reimbursement for any unreimbursed business expenses incurred through the date of termination, (iii) any accrued but unused vacation time in accordance with our policy, (iv) except in the case of termination for cause, any accrued but unpaid bonus for the most recently completed year (or most recently completed period in the case of bonus plans covering periods shorter than a year) under our short term cash incentive plans and (v) all other payments, benefits or fringe benefits that Mr. Walsh is entitled to receive under the terms of any applicable compensation

Thryv Holdings, Inc.	43	2026 Proxy Statement

arrangement or benefit, equity or fringe benefit plan, program, grant or the Walsh Employment Agreement (collectively, (i) through (v) the “accrued benefits”).
If the Company terminates Mr. Walsh’s employment other than for cause, Mr. Walsh resigns for good reason, Mr. Walsh’s employment terminates due to his death or disability, or Mr. Walsh’s employment terminates because the Company does not renew Mr. Walsh’s employment term, conditioned on Mr. Walsh signing a release of claims in favor of the Company (except with respect to the accrued benefits), the Company will pay Mr. Walsh (or his estate, as applicable), (i) any accrued benefits, (ii) a pro-rated bonus for the year (or period in the case of bonus plans covering periods shorter than a year) in which Mr. Walsh’s employment terminates, such bonus to be determined based on actual performance and consistent with senior executives who remain employed with the Company, and then prorated based on the number of calendar days of such year (or period) elapsed through the date of Mr. Walsh’s employment is terminated, payable at the same time as bonuses are paid to other senior executives for the year (or period) and (iii) a cash severance amount equal to one times (1x) the sum of (x) his base salary and (y) target bonus, which amount shall be paid in a lump sum promptly after termination. If the Company terminates Mr. Walsh’s employment other than for cause, Mr. Walsh resigns for good reason, or Mr. Walsh’s employment terminates because the Company does not renew Mr. Walsh’s employment term, in each case within 6 months prior to or 12 months following a change in control, (1) his cash severance amount will be increased to two times (2x) the sum of (i) his base salary, and (ii) his target bonus, which amount shall be paid in a lump sum promptly after termination, and (2) the initial options granted to him on September 26, 2016 would immediately vest. In addition, the terms of Mr. Walsh’s outstanding option award agreements also provide for immediately vesting of his options upon a termination of his employment by the Company without cause or a resignation by Mr. Walsh with good reason, in either case, within 6 months prior to or 12 months following a change in control.
The Walsh Employment Agreement defines “cause” as Mr. Walsh’s (i) willful misconduct with regard to the Company or his performance of his duties for the Company; (ii) embezzlement or misappropriation of assets of the Company (not including a good faith dispute over expense reimbursements) or fraud against the Company; (iii) conviction of, or guilty plea or plea of nolo contendere with respect to, a crime that constitutes a felony or a crime that constitutes a misdemeanor involving moral turpitude; (iv) material breach of the Walsh Employment Agreement or any applicable restrictive covenants; (v) willful refusal to attempt in good faith to perform his duties; (vi) willful and material violation of the Company’s generally applicable policies, including but not limited to any employment handbook and ethics code, if such violation can reasonably be expected to have a material adverse effect on the Company’s business or reputation; or (vii) willful and repeated failure to attempt to follow in good faith the lawful directives of the Board of Directors. With respect to any termination by reason of any of (iv) through (vii), prior to termination, Mr. Walsh will be given written notice detailing the specific cause event, and he will be entitled to a 30-day cure period following receipt of such notice, following which, if the cause event in question is not cured, he will be terminated for cause (subject to certain specified limitations on the opportunities to cure any cause event that is substantially the same as a previous occurrence).
The Walsh Employment Agreement defines “good reason” as the occurrence of any of the following events, without Mr. Walsh’s express written consent, unless such events are fully corrected in all material respects by the Company within 30 days following written notification by Mr. Walsh to the Company of the occurrence of one of the reasons set forth below: (i) material diminution in Mr. Walsh’s duties, authorities or responsibilities or reporting lines as set forth in the Walsh Employment Agreement (other than temporarily while physically or mentally incapacitated or as required by applicable law), provided, however, that implementation by the Board of Directors of its authority on hiring and firing as specified in the Employment Agreement will not be a violation of this clause (i); (ii) material diminution in base salary or target awards; or (iii) the Company’s material breach of its obligations to Mr. Walsh under the Walsh Employment Agreement. Mr. Walsh is required to provide the Company with a written notice detailing the specific circumstances alleged to constitute “good reason” within 90 days after the first occurrence of such circumstances, and actually terminate employment within 30 days following the expiration of the Company’s 30-day cure period described above.
Mr. Walsh has also agreed to customary restrictions with respect to the use of our confidential information and has agreed that all intellectual property developed or conceived by Mr. Walsh while he is employed by us that relates to our business shall belong exclusively to us. During the term of Mr. Walsh’s employment with us and during the six-month period immediately thereafter, Mr. Walsh has agreed not to directly or indirectly, own, manage, operate, control, be employed by or render services to any person, firm, corporation or other entity that is engaged in competition with us. Mr. Walsh has also agreed that during the term of his employment with us and during the one-year period immediately thereafter, Mr. Walsh will not solicit or hire any of our employees or interfere with the relationship between us and any of its vendors, joint ventures or licensors.
2025 Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of SEC Regulation S-K, we are providing the following information relating to the ratio of the median of the annual total compensation of all of our employees (other than our Chief Executive Officer) and the annual total compensation of our Chief Executive Officer, Joseph Walsh.
For fiscal year 2025, the median of the annual total compensation of all our employees (other than our CEO) was $106,972; and the annual total compensation of our Chief Executive Officer, Mr. Walsh, as reported in the Summary Compensation Table above was $5,259,846. Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all our employees was 49 to 1.

Thryv Holdings, Inc.	44	2026 Proxy Statement

To identify our median employee, we took the following steps:
•We selected December 31, 2025, the last day of our 2025 fiscal year, as the determination date for purposes of identifying our median employee.
•We selected our median employee based on 2,729 full-time and part-time U.S., Dominican Republic, Australian, New Zealand and Canadian employees who were actively employed as of the determination date.
•We identified our median employee using 2025 gross payroll earnings, excluding our CEO. Such compensation was annualized for employees who did not work the entire fiscal year. All employees, except for our CEO, were ranked from lowest to highest with the median employee determined from this list.
•Of the Company’s 2,729 employees, 1,608 are U.S. employees and 1,121 are non-US employees.
Once we identified our median employee, we determined their total annual compensation for 2025 in the same manner that we calculated the total annual compensation of our CEO. The median employee’s total annual compensation was then compared to the total annual compensation of our CEO in 2025 to determine the pay ratio.
Because SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
Pay Versus Performance Disclosure
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following information about the relationship of executive compensation actually paid and certain financial performance of the Company. The following table shows the total compensation for our NEOs for the past five fiscal years as set forth in the Summary Compensation Table, the “Compensation Actually Paid” to our CEO (also referred to as the principal executive officer (“PEO”)) and, on an average basis, our non-PEO NEOs, our TSR, the TSR of the Russell 2000 Index (“Peer Group TSR”), our net income (loss), and our company-selected measure for 2025, SaaS Revenue.

Year	Summary Compensation Table Total for PEO[1] ($)	Compensation Actually Paid to PEO[1,2,3] ($)	Average Summary Compensation Table Total for Non-PEO NEOs[1] ($)	Average Compensation Actually Paid to Non-PEO NEOs[1,2,3] ($)	Value of Initial Fixed $100 Investment based on:[4]		Net Income (Loss) ($ Thousands)	SaaS Revenue[5] ($ Thousands)
					TSR ($)	Peer Group TSR ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2025	5,259,837	1,512,770	2,930,220	180,602	44.81	145.65	307	461,027

2024	5,467,614	2,993,171	2,740,366	768,962	109.63	119.14	(74,216)	343,476

2023	5,811,127	5,870,942	2,907,115	2,741,138	150.74	106.82	(259,295)	263,717

2022	6,551,181	(7,012,128)	3,124,345	1,023,686	140.74	91.35	54,348	216,346

2021	3,268,711	28,174,803	1,081,725	3,917,477	304.67	114.82	101,577	171,052

1.Joseph A. Walsh was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

Thryv Holdings, Inc.	45	2026 Proxy Statement

2021	2022	2023	2024	2025

Paul D. Rouse	Paul D. Rouse	Paul D. Rouse	Paul D. Rouse	Paul D. Rouse

Gordon Henry	Gordon Henry	Gordon Henry	Gordon Henry	Grant Freeman

James McCusker	James McCusker	James McCusker	James McCusker	John Wholey

John Wholey	John Wholey	John Wholey	John Wholey	Lesley Bolger

Grant Freeman

Lesley Bolger

2.The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments required under Item 402(v). (For 2025, the adjustments are described in footnote 3 below.)
3.For 2025, amounts in this column represent the Compensation Actually Paid to the PEO and, on an average basis, the non-PEO NEOs, based on their total compensation reported in the Summary Compensation Table for that fiscal year and adjusted as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718.

Year	Reported Summary Compensation Table Total for the PEO ($)	Subtract Reported Value of Stock Awards and Option Awards for the PEO ($)	Add/Subtract Equity Award Adjustments(a) for the PEO ($)	Compensation Actually Paid to the PEO ($)

2025	5,259,837	(3,000,000)	(747,067)	1,512,770

+

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion(a) of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)

2025	2,930,220	(2,125,000)	(624,618)	180,602

(a)The equity award adjustments include the addition (or subtraction, as applicable) of the following:
(i)the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year;
(ii)the amount of change in fair value as of the end of the applicable year (from the end of the prior fiscal year) of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year;
(iii)for awards that are granted and vest in same applicable year, the fair value as of the vesting date;
(iv)for awards granted in prior years that vest in the applicable year, the amount equal to the change in fair value as of the vesting date (from the end of the prior fiscal year);
(v)for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and
(vi)the value of any dividends or other earnings paid on awards prior to the vesting date that are not otherwise included in the total compensation for the applicable year.

Thryv Holdings, Inc.	46	2026 Proxy Statement

The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO ($)	Total - Inclusion of Equity Values for PEO ($)

2025	960,361	(1,629,518)	—	(77,910)	—	(747,067)

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non- PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non- PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)

2025	680,257	(1,311,527)	—	6,652	—	(624,618)

4.The Peer Group TSR set forth in this table utilizes the Russell 2000 Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2025. The comparison assumes $100 was invested for the period starting December 31, 2020, through the end of the listed year in the Company and in the Russell 2000 Index, respectively.
5.We determined SaaS Revenue to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2025. More information on SaaS Revenue can be found at the “Short-Term Incentive Plan - Cash Incentive” section of the CD&A.
Relationship Between PEO and Non-PEO NEO Compensation Actually Paid, Company TSR, and Peer Group TSR
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, the Company’s cumulative TSR and the Peer Group’s cumulative TSR from December 31, 2020, through the end of the five most recently completed fiscal years.

Thryv Holdings, Inc.	47	2026 Proxy Statement

PEO and Average Non-PEO NEO Compensation Actually Paid Versus TSR
Compensation Actually Paid ($ Millions)
30
25
20
15
10
5
0
(5)
(10)
TSR (10/1/2020 Indexed to $100)
350
300
250
200
150
100
50
0
(50)
(100)
100.00
100.00
304.67
114.82
28.2
3.9
140.74
91.35
(7.0)
1.0
150.74
106.82
5.9
2.7
119.14
109.63
3.0
0.8
145.65
44.81
1.5
0.2
2020
2021
2022
2023
2024
2025
Fiscal Year
Joseph A.Walsh Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Thryv Holdings, Inc. TSR
Russell 2000 Index TSR

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income (Loss)
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income (Loss) during the five most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Net Income (Loss)
Compensation Actually Paid ($ Millions)
Net Income (Loss) ($ Thousands)
30
25
20
15
10
5
0
(5)
(10)
225,000
150,000
75,000
0
(75,000)
(150,000)
(225,000)
(300,000)
101,577
54,348
(259,295)
(74,216)
307
28.2
3.9
(7.0)
1.0
5.9
2.7
3.0
0.8
1.5
0.2
2021
2022
2023
2024
2025
Fiscal Year
Joseph A.Walsh Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Thryv Holdings, Inc. Net Income (Loss)

Thryv Holdings, Inc.	48	2026 Proxy Statement

 Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and SaaS Revenue
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our SaaS Revenue during the five most recently completed fiscal years.
Tabular List of Most Important Financial Performance Measures
The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and Non-PEO NEOs for 2025 to Company performance. The measures in this table are not ranked.

SaaS Revenue Absolute TSR Relative TSR Adjusted EBITDA Free Cash Flow
Policies and Practices Regarding the Grant of Equity Awards
We do not grant equity awards when in possession of material, non-public information. Further, we do not schedule the grant of any equity awards in anticipation of the disclosure of material, non-public information, and we do not schedule the disclosure of material, non-public information based on the timing of granting equity awards. We generally grant broad-based equity awards at approximately the same time each year. Because the Committee’s regular meeting schedule is determined in the prior fiscal year, the proximity of any awards to other significant corporate events is coincidental. In addition, we may choose to grant equity awards outside of the annual broad-based awards (e.g., as part of a new hire package or as a retention or promotional incentive). During 2025, no stock option grants were made to any of our NEOs during any period beginning four business days before filing or furnishing of a periodic report or current report and ending one business day after the fling or furnishing of any such report with the SEC.
Equity Compensation Plan Information
The table below summarizes information with respect to our 2016 Plan and 2020 Plan, which were the only compensation plans under which equity securities were authorized for issuance as of December 31, 2025. On September 3, 2020, our Board adopted and our stockholders approved our 2020 Plan, which replaced our 2016 Plan, as our Board determined not to make additional awards under our 2016 Plan following the effectiveness of our 2020 Plan. A total of 1,000,000 shares of our common stock were initially reserved for issuance pursuant to our 2020 Plan. On May 18, 2021, our stockholders approved an amendment to the 2020 Plan to (i) increase the maximum aggregate number of shares reserved and available for delivery in connection with awards under the 2020 Plan to 3,981,490 shares of common stock (representing an increase of 2,981,490 shares) and (ii) provide that commencing on January 1, 2022 and ending on (and including) January 1, 2030,

Thryv Holdings, Inc.	49	2026 Proxy Statement

there will be an automatic annual increase in the total number of shares of common stock reserved and available for delivery in connection with the 2020 Plan of up to 5% of the total number of shares of common stock outstanding on December 31st of the preceding year. On January 1, 2026, the number of shares of common stock reserved for issuance under the 2020 Plan increased by 2,179,185 shares. In addition, the shares reserved for issuance under our 2020 Plan also include those shares reserved but unissued under our 2016 Plan as of the effective date of our 2020 Plan and any shares subject to awards under our 2016 Plan which are forfeited or lapse unexercised and which following the effective date of our 2020 Plan are not issued under our 2016 Plan. The data reflected in the table below is as of December 31, 2025.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options(a)	Weighted-Average Exercise Price of Outstanding Options(b) ($)	Number of Options Remaining Available for Future Issuance Under Equity Compensation Plans - Excluding Securities Reflected in Tickmark (a)(c)

Equity compensation plans approved by security holders	5,411,594	12.47	9,029,754

Equity compensation plans not approved by shareholders	—	—	—

Total	5,411,594	12.47	9,029,754

(a)Reflects the total number of outstanding options and awards under our 2016 Plan and our 2020 Plan as of December 31, 2025. The number includes the following:
a.2,393,697 shares represent options.
b.1,594,664 shares represent PSU awards assuming performance is achieved at target.
c.1,423,233 shares represent RSUs.
(b)The weighted-average exercise price is calculated based solely on the exercise prices of stock options under both the 2016 Plan and 2020 Plan. It does not reflect the shares that will be issued upon the vesting of outstanding RSU or PSU awards, which have no exercise price.
(c)Reflects the combined number of unissued shares of common stock under the 2016 Plan and 2020 Plan. On January 1, 2026, the number of unissued shares of common stock reserved for issuance under the 2020 Plan increased by 2,179,185.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities (the “10% Stockholders”), to file reports of ownership and changes of ownership with the SEC. Executive officers, directors and 10% Stockholders of the Company are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms so filed. Based solely on review of copies of such forms received, the Company believes that, during the last fiscal year, all filing requirements under Section 16(a) applicable to its executive officers, directors and 10% Stockholders were timely met, except for the Form 4s filed for Joe Walsh on February 13, 2025, October 23, 2025 and November 5, 2025.

Thryv Holdings, Inc.	50	2026 Proxy Statement

Proposal No. 3 Non-Binding Advisory Vote on the Compensation of Our
Named Executive Officers
As required by Section 14A of the Exchange Act, we are providing stockholders with the opportunity to approve, on an advisory basis, the compensation of our named executive officers as described in Compensation Discussion and Analysis and the Compensation Tables. At our 2021 annual meeting of stockholders, stockholders voted on a non-binding proposal to advise on whether the advisory vote on executive compensation should occur every one, two or three years. As a majority of our stockholders voted in favor of an annual vote, our Board of Directors decided to annually provide our stockholders with an advisory vote on the compensation of our named executive officers. The next vote on the frequency of the advisory vote on executive compensation will be held at our 2027 annual meeting of stockholders.
This advisory vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our executive compensation philosophy and practices, as discussed in this Proxy Statement. As discussed in those disclosures, our compensation programs are designed to align total executive compensation with Company performance while enabling us to attract, retain, and motivate executives who can achieve sustained long-term growth and strong financial performance for our stockholders. Our Compensation Committee continually reviews the compensation program for our named executive officers to ensure it achieves the desired goals of aligning our executive compensation structure with our stockholder interests.
As an advisory vote, this proposal is not binding. However, our Board of Directors and Compensation Committee value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future decisions regarding the compensation of our named executive officers.
Board Recommendation

Our Board of Directors Recommends That Stockholders Vote FOR THE APPROVAL, on an Advisory Basis, of the Compensation of Our Named Executive Officers

Thryv Holdings, Inc.	51	2026 Proxy Statement

Additional Information
Stockholder Proposals to be Presented at Next Annual Meeting
Our second amended and restated bylaws provide that, for stockholder nominations to our Board of Directors or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Company’s Secretary.
To be timely for our 2027 annual meeting of stockholders, a stockholder’s notice of nomination or other proposal of business must be delivered to or mailed and received by our Chief Legal Officer & Human Resources and Executive Vice President, Chief Compliance Officer and Secretary at our principal executive offices not earlier than February 11, 2027 and not later than March 13, 2027. A stockholder’s notice to our Chief Legal Officer & Human Resources and Executive Vice President, Chief Compliance Officer and Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by our second amended and restated bylaws.
Stockholders who intend to solicit proxies in reliance on the SEC’s universal proxy rule for nominees for election to the Board of Directors submitted under the advance notice requirements of our second amended and restated bylaws must comply with the additional requirements of Rule 14a-19(b) of the Exchange Act.
Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2027 annual meeting of stockholders must be received by us not later than December 31, 2026 in order to be considered for inclusion in our proxy materials for that meeting.
Where You Can Find Additional Information
We are subject to the reporting and information requirements of the Exchange Act and as a result file reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, such as Thryv Holdings, Inc., that file electronically with the SEC. We also maintain a website at www.thryv.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this Proxy Statement.
Electronic Delivery of Stockholder Communications
We encourage you to help us conserve natural resources, as well as significantly reduce printing and mailing costs, by signing up to receive your stockholder communications electronically via e-mail. With electronic delivery, you will be notified via e-mail as soon as future annual reports and proxy statements are available on the Internet, and you can submit your stockholder votes online. Electronic delivery can also eliminate duplicate mailings and reduce the amount of bulky paper documents you maintain in your personal files. To sign up for electronic delivery:
Registered Owner (you hold our common stock in your own name through our transfer agent, Computershare, Inc., or you are in possession of stock certificates): visit www.computershare.com and log into your account to enroll.
Beneficial Owner (your shares are held by a brokerage firm, a bank, a trustee or a nominee): If you hold shares beneficially, please follow the instructions provided to you by your broker, bank, trustee or nominee.
Your electronic delivery enrollment will be effective until you cancel it. Stockholders who are record owners of shares of our common stock may call Computershare, Inc., our transfer agent, by phone at 1-800-736-3001 or visit www.computershare.com with questions about electronic delivery.
“Householding” — Stockholders Sharing the Same Last Name and Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability of Proxy Materials, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees and helps protect the environment as well.
This year, a number of brokers with account holders who are our stockholders will be “householding” our annual report and proxy materials, including the Notice of Internet Availability of Proxy Materials. A single Notice of Internet Availability of Proxy Materials and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received

Thryv Holdings, Inc.	52	2026 Proxy Statement

notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by calling Broadridge at (866) 540-7095 or writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.
We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of a Notice of Internet Availability of Proxy Materials, this Proxy Statement, the proxy card and any additional soliciting materials furnished to stockholders. Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, our annual report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, annual report and other proxy materials, you may write our Chief Legal Officer & Human Resources and Executive Vice President, Chief Compliance Officer and Secretary at 1301 Municipal Way, Suite 220, Grapevine, Texas 76051.
Any stockholders who share the same address and receive multiple copies of our Notice of Internet Availability of Proxy Materials or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding, or our Chief Legal Officer & Human Resources and Executive Vice President, Chief Compliance Officer and Secretary at the address or telephone number listed above.
Other Matters
Our Board of Directors does not presently intend to bring any other business before the Annual Meeting and, so far as is known to our Board of Directors, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting of Stockholders. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Thryv Holdings, Inc.	53	2026 Proxy Statement

THRYV HOLDINGS, INC.
1301 MUNICIPAL WAY
SUITE 220
GRAPEVINE, TX 76051

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 10, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/THRY2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 10, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V95403-P51028 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

THRYV HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of John Slater and Joseph A. Walsh as Class III directors to serve until 2029.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) John Slater
02) Joseph A. Walsh

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. The ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.	☐	☐	☐
3. Advisory vote to approve the compensation of our named executive officers.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V95404-P51028

THRYV HOLDINGS, INC.
Annual Meeting of Stockholders
June 11, 2026 10:00 AM CDT
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Joseph A. Walsh, Grant Freeman and Lesley Bolger, or each or all of them, as the true and lawful attorneys of the undersigned (the "Named Proxies") with full power of substitution, and authorizes the Named Proxies, and each of them, to vote as proxies for the undersigned at the Annual Meeting of Stockholders of Thryv Holdings, Inc. (the "Company") to be held virtually on June 11, 2026 at 10:00 AM CDT and at any or all adjournments thereof, all of the shares of capital stock of the Company which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters properly coming before the meeting or any adjournment.

If no contrary indication is made, the shares represented by this proxy will be voted as directed, or if no direction is given, shares will be voted identical to the Board of Directors' recommendation. If other matters come before the meeting, this proxy will be voted in the discretion of the Named Proxies.

Continued and to be signed on reverse side